UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A

For the fiscal year ended:

December 31, 2021

RSE COLLECTION, LLC
(Exact name of issuer as specified in its charter)

Delaware	37-1835270
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

250 LAFAYETTE STREET, 2nd FLOOR, NEW YORK, NY 10012

(Full mailing address of principal executive offices)

(347) 952-8058
(Issuer’s telephone number, including area code)

www.rallyrd.com
(Issuer’s website)

Series #69BM1 membership interests; Series #85FT1 membership interests; Series #88LJ1 membership interests; Series #55PS1 membership interests; Series #95BL1 membership interests; Series #89PS1 membership interests;  Series #90FM1 membership interests;  Series #83FB1 membership interests;  Series #98DV1 membership interests;  Series #93XJ1 membership interests;  Series #06FS1 membership interests;  Series #02AX1 membership interests;  Series #99LE1 membership interests;  Series #91MV1 membership interests;  Series #92LD1 membership interests;  Series #94DV1 membership interests;  Series #00FM1 membership interests;  Series #72MC1 membership interests;  Series #06FG1 membership interests;  Series #11BM1 membership interests;  Series #80LC1 membership interests;  Series #02BZ1 membership interests;  Series #88BM1 membership interests;  Series #63CC1 membership interests;  Series #76PT1 membership interests;  Series #75RA1 membership interests;  Series #65AG1 membership interests;  Series #93FS1 membership interests;  Series #61JE1 membership interests;  Series #90MM1 membership interests;  Series #65FM1 membership interests;  Series #88PT1 membership interests;  Series #94LD1 membership interests;  Series #99SS1 membership interests;  Series #94FS1 membership interests;  Series #61MG1 membership interests;  Series #92CC1 membership interests;  Series #89FT1 membership interests;  Series #80PN1 membership interests;  Series #89FG2 membership interests;  Series #88LL1 membership interests; Series #03SS1 membership interests

(Securities issued pursuant to Regulation A)

TABLE OF CONTENTS

SECTIONPAGE

MASTER SERIES TABLE3

ITEM 1. BUSINESS18

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS24

ITEM 3. DIRECTORS AND OFFICERS37

ITEM 4. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS44

ITEM 5. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS46

ITEM 6. OTHER INFORMATION47

ITEM 7.  FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED DECEMBER 31, 2021 AND 2020F-1

ITEM 8. EXHIBIT INDEXIII-1

In this Annual Report on Form 1-K (the “Form 1-K”), references to “we,” “us,” “our,” “RSE Collection,” or the “Company” mean RSE Collection, LLC, a Delaware series limited liability company formed on August 24, 2016.

Unless otherwise indicated, information contained in this Form 1-K concerning our industry and the markets in which we operate is based on information from independent industry and research organizations and other third-party sources (including publications, surveys and forecasts), and management estimates. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information.

FORWARD LOOKING STATEMENT DISCLOSURE

This Form 1-K and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-K are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Form 1-K and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-K, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating, and financial performance may vary in material respects from the performance projected in these forward-looking statements.

For more information regarding the risks and uncertainties that we face, you should refer to the “Risk Factors” detailed in the Post-Qualification Amendment No. 15 (filed on April 13, 2022) to the offering statement on Form 1-A filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 15, 2021 (the “Offering Statement”), as may be amended, and in our subsequent reports and offering statements filed from time to time with the Commission. Any forward-looking statement made by the Company in this Form 1-K or any documents incorporated by reference herein or therein speak only as of the date of this Form 1-K. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Trademarks and Trade Names

From time to time, we own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Form 1-K may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names in this Form 1-K is not intended to, and does not imply, a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this Form 1-K may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

MASTER SERIES TABLE

The Company is managed by RSE Collection Manager, LLC (the “Manager”), a single-member Delaware limited liability company formed on March 16, 2021, which is owned by Rally Holdings LLC, a Delaware limited liability company (the “Rally Holdings” or “Asset Manager”), which serves as the asset manager for the collection of Collectible Assets (as defined below) owned by the Company and each series. The Company’s core business is the identification, acquisition, marketing and management of collectible automobiles, memorabilia, digital assets, and alcohol (collectively referred to as “Collectible Assets” or the “Asset Class”) for the benefit of the investors. All of the series of the Company may collectively be referred to herein as the “Series” and the assets and liabilities of each Series will be separate in accordance with Delaware law. The interests of all Series may collectively be referred to herein as the “Interests” and a purchaser of Interests in any Series (an “Investor”) will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series. The offerings of the Interests may collectively be referred to herein as the “Offerings.” There will be a separate Closing with respect to each Offering (each, a “Closing”). The Series assets referenced below may be referred to herein, collectively, as the “Underlying Assets.” Any individuals, dealers or auction company that own an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the Closing of an Offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller.” We intend to distribute all Offerings of the Company principally through the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests (the “Rally Rd.™ Platform” or the “Platform”). The Manager intends to continue to develop opportunities to allow Platform users and others with opportunities to engage with the Underlying Assets in the Company’s collection through a diverse set of potential tangible interactions with assets on the Platform and unique collective ownership experiences (the “Membership Experience Programs”).

The master series table below, referred to at times as the “Master Series Table,” shows key information related to each Series. This information will be referenced in the following sections when referring to the Master Series Table.

Series	Qualification Date	Offering Circular	Underlying Asset	Status	Opening Date (1)	Closing Date	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee (4)	Trading Window (6)
#77LE1 (5)		(Not qualified in an Offering Statement)	1977 Lotus Esprit S1	Closed	11/17/2016	4/13/2017	$38.85	2,000	$77,700 (3)	$3,443	10/20/2021
#69BM1	8/10/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1969 Ford Mustang Boss 302	Closed	11/20/2017	2/7/2018	$57.50	2,000	$115,000 (3)	$2,986	9/23/2021
#85FT1	9/14/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1985 Ferrari Testarossa	Closed	11/23/2017	2/15/2018	$82.50	2,000	$165,000 (3)	-$17,859	9/13/2021

#88LJ1	9/14/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1988 Lamborghini Jalpa	Closed	2/9/2018	4/12/2018	$67.50	2,000	$135,000 (3)	$578	9/30/2021
#55PS1	9/14/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1955 Porsche 356 Speedster	Closed	4/2/2018	6/6/2018	$212.50	2,000	$425,000 (3)	-$3,357	8/5/2021
#95BL1	5/24/2018	(Post-Qualification Amendment No. 5 to Offering Statement 1)	1995 BMW E36 M3 Lightweight	Closed	6/1/2018	7/12/2018	$59.25	2,000	$118,500 (3)	-$444	8/19/2021
#89PS1	7/20/2018	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1989 Porsche 911 Speedster	Closed	7/23/2018	7/31/2018	$82.50	2,000	$165,000 (3)	$1,771	10/21/2021
#90FM1	7/20/2018	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1990 Ford Mustang 7Up Edition	Closed	7/24/2018	7/31/2018	$8.25	2,000	$16,500 (3)	$464	8/6/2021
#83FB1	3/29/2018	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1983 Ferrari 512 BBi	Closed	7/23/2018	9/5/2018	$70.00	5,000	$350,000 (3)	$9,162	7/27/2021
#98DV1	9/17/2018	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	1998 Dodge Viper GTS-R	Closed	9/27/2018	10/10/2018	$65.00	2,000	$130,000 (3)	$2,314	8/18/2021

#06FS1	9/17/2018	(Pre-Qualification Amendment No. 7 to Offering Statement 1)	2006 Ferrari F430 Spider "Manual"	Sold -$227,500 Acquisition Offer Accepted on 05/06/2019	10/12/2018	10/19/2018	$39.80	5,000	$199,000 (3)	$774	5/23/2019
#93XJ1	3/29/2018	(Post-Qualification Amendment No. 4 to Offering Statement 1)	1993 Jaguar XJ220	Closed	8/22/2018	11/6/2018	$99.00	5,000	$495,000 (3)	-$7,373	9/21/2021
#02AX1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	2002 Acura NSX-T	Closed	11/16/2018	11/30/2018	$54.00	2,000	$108,000 (3)	$1,944	8/2/2021
#99LE1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1999 Lotus Esprit Sport 350	Closed	11/23/2018	12/4/2018	$34.75	2,000	$69,500 (3)	$1,770	10/14/2021
#91MV1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1991 Mitsubishi 3000GT VR4	Closed	11/28/2018	12/7/2018	$19.00	2,000	$38,000 (3)	$600	10/7/2021
#92LD1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1992 Lancia Delta Integrale Evo "Martini 5"	Closed	12/7/2018	12/26/2018	$55.00	3,000	$165,000 (3)	$2,219	8/9/2021
#94DV1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1994 Dodge Viper RT/10	Closed	12/11/2018	12/26/2018	$28.75	2,000	$57,500 (3)	$1,841	8/27/2021

#00FM1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2000 Ford Mustang Cobra R	Sold -$60,000 Acquisition Offer Accepted on 04/16/2019	12/21/2018	1/4/2019	$24.75	2,000	$49,500 (3)	$862	4/24/2019
#72MC1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1972 Mazda Cosmo Sport Series II	Closed	12/28/2018	1/4/2019	$62.25	2,000	$124,500 (3)	$2,474	8/13/2021
#06FG1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2006 Ford GT	Sold -$365,000 Acquisition Offer Accepted on 06/09/2021	12/14/2018	1/8/2019	$64.00	5,000	$320,000 (3)	$3,198	6/9/2021
#11BM1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2011 BMW 1M	Closed	1/8/2019	1/25/2019	$42.00	2,000	$84,000 (3)	$517	8/25/2021
#80LC1	9/17/2018	(Pre-Qualification Amendment No. 7 to Offering Statement 1)	1980 Lamborghini Countach LP400 S Turbo	Closed	1/17/2019	2/8/2019	$127.00	5,000	$635,000 (3)	$9,216	8/4/2021
#02BZ1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2002 BMW Z8	Closed	1/6/2019	2/8/2019	$65.00	3,000	$195,000 (3)	$2,620	9/20/2021
#88BM1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1988 BMW E30 M3	Closed	1/11/2019	2/25/2019	$47.00	3,000	$141,000 (3)	$226	7/29/2021

#63CC1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1963 Chevrolet Corvette Split Window	Closed	3/8/2019	3/18/2019	$63.00	2,000	$126,000 (3)	$1,553	11/4/2021
#76PT1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1976 Porsche 911 Turbo Carrera	Closed	3/15/2019	3/22/2019	$63.30	3,000	$189,900 (3)	$1,793	11/16/2021
#75RA1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1975 Renault Alpine A110 1300	Closed	3/29/2019	4/9/2019	$28.00	3,000	$84,000 (3)	$3,732	9/14/2021
#65AG1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1965 Alfa Romeo Giulia Sprint Speciale	Closed	4/5/2019	4/16/2019	$89.25	2,000	$178,500 (3)	$1,903	8/3/2021
#93FS1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1993 Ferrari 348TS Serie Speciale	Closed	4/12/2019	4/22/2019	$68.75	2,000	$137,500 (3)	$1,272	9/3/2021
2003 Porsche 911 GT2				Cancelled / Underlying Asset Sold Pre-Offering
#90MM1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1990 Mazda Miata MX-5	Closed	4/17/2019	4/26/2019	$5.32	5,000	$26,600 (3)	$918	10/5/2021
#61JE1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1961 Jaguar E-Type	Closed	4/19/2019	4/26/2019	$82.00	3,000	$246,000 (3)	$3,858	10/12/2021

#65FM1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1965 Ford Mustang 2+2 Fastback	Closed	5/3/2019	7/18/2019	$41.25	2,000	$82,500 (3)	$1,966	9/8/2021
#88PT1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1988 Porsche 944 Turbo S	Closed	5/10/2019	7/18/2019	$30.00	2,200	$66,000 (3)	-$2,214	9/29/2021
#94LD1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1994 Lamborghini Diablo SE30 Jota	Closed	7/12/2019	8/6/2019	$119.50	5,000	$597,500 (3)	$11,251	7/16/2021
#99SS1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1999 Shelby Series 1	Closed	9/4/2019	9/11/2019	$137.50	1,000	$137,500 (3)	$1,815	9/28/2021
#94FS1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1994 Ferrari 348 Spider	Closed	9/12/2019	9/17/2019	$72.50	2,000	$145,000 (3)	$669	7/23/2021
#61MG1	3/6/2019	(Post-Qualification Amendment No. 11 to Offering Statement 1)	1961 Maserati 3500GT	Closed	9/20/2019	9/30/2019	$68.00	5,000	$340,000 (3)	$4,613	8/31/2021
#92CC1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1992 Chevrolet Corvette ZR1	Closed	9/27/2019	10/2/2019	$26.25	2,000	$52,500 (3)	$2,875	11/2/2021

#89FT1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1989 Ferrari Testarossa	Closed	10/4/2019	10/11/2019	$45.00	4,000	$180,000 (3)	-$400	9/7/2021
#80PN1	10/23/2019	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1980 Porsche 928	Closed	11/1/2019	11/6/2019	$9.60	5,000	$48,000 (3)	-$4,030	8/24/2021
#89FG2	10/23/2019	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1989 Ferrari 328 GTS	Closed	11/8/2019	11/14/2019	$75.00	1,700	$127,500 (3)	$1,719	9/17/2021
#88LL1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1988 Lamborghini LM002	Closed	11/18/2019	12/8/2019	$146.00	2,000	$292,000 (3)	$3,115	8/12/2021
1990 Mercedes 190E 2.5-16 Evo II				Cancelled / Underlying Asset Sold Pre-Offering
#03SS1	12/9/2019	(Post-Qualification Amendment No. 19 to Offering Statement 1)	2003 Saleen S7	Sold -$420,000 Acquisition Offer Accepted on 09/27/2020	7/6/2020	9/22/2020	$125.00	3,000	$375,000 (3)	$29,638	10/1/2020
1972 Ferrari 365 GTC/4				Cancelled / Underlying Asset Sold Pre-Offering
#MEEB11275	12/6/2021	(Post-Qualification Amendment No. 1 to Offering Statement 2)	Number 11275 Elephant Meebit NFT	Closed	12/6/2021	1/10/2022	$8.00	20,000	$160,000 (3)	$16,139

#82TAYLOR	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1982 Topps #434 Lawrence Taylor Rookie Card graded BGS 10	Closed	12/13/2021	1/10/2022	$6.50	2,000	$13,000 (3)	$1,538
#HOLMES	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1892 1st Edition copies of The Adventures of Sherlock Holmes and the Memoirs of Sherlock Holmes by Arthur Conan Doyle	Closed	12/13/2021	1/10/2022	$10.00	2,500	$25,000 (3)	$3,458
#HULK180	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1974 Incredible Hulk #180 Comic Book published by Marvel graded CGC 9.8	Closed	12/13/2021	1/10/2022	$4.20	10,000	$42,000 (3)	$4,342
#05JAYZ	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	2005 Topps Finest Jay-Z Autographed Card graded PSA 10	Closed	12/20/2021	1/10/2022	$5.00	3,700	$18,500 (3)	$1,459
#JUSTINIAN	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	Coin from the First Reign of Justinian II Depicting the First Numismatic Depiction of Jesus Christ (AD 685-695) graded NGC Ch MS	Closed	12/20/2021	1/10/2022	$9.00	2,000	$18,000 (3)	$1,720
#67ICEBOWL	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1967 Full Ticket from the Ice Bowl graded PSA 8	Closed	12/27/2021	1/14/2022	$5.00	2,000	$10,000 (3)	$1,262
#DKCOUNTRY	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1994 SNES Donkey Kong Country Video Game graded Wata 9.4 A+	Closed	12/27/2021	1/14/2022	$6.00	3,000	$18,000 (3)	$3,162

#FALCON	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1979 Kenner Star Wars Millennium Falcon Spaceship Action Figure graded AFA 80	Closed	12/27/2021	1/14/2022	$5.00	10,000	$50,000 (3)	$5,420
#MARIOWRLD	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1991 SNES Super Mario World Video Game graded Wata 9.4 A	Closed	12/13/2021	1/18/2022	$5.00	33,000	$165,000 (3)	$17,264
#82AV1	11/15/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	1982 Aston Martin V8 Vantage 'Oscar India'	Closed	11/16/2021	2/7/2022	$20.00	14,875	$297,500 (3)	$2,530
#SUPERBWL1	2/9/2022	(Post-Qualification Amendment No. 6 to Offering Statement 2)	1967 Super Bowl I Full Ticket graded PSA 5	Closed	2/9/2022	3/2/2022	$6.00	4,000	$24,000 (3)	$3,079
#MEEB7985	2/9/2022	(Post-Qualification Amendment No. 6 to Offering Statement 2)	Number 7985 Pig Meebit NFT with Magenta Overshirt Color	Closed	2/9/2022	3/2/2022	$5.00	7,600	$38,000 (3)	$2,574
#BONDWATCH	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	1999 Omega Seamaster Watch Worn by Pierce Brosnan During the Filming of The World is Not Enough	Closed	12/20/2021	3/22/2022	$4.00	20,000	$80,000 (3)	$3,320
#95FF1	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1995 Ferrari 355 Spider	Closed	12/27/2021	3/22/2022	$10.00	12,000	$120,000 (3)	$5,962

#MAYC857	2/9/2022	(Post-Qualification Amendment No. 6 to Offering Statement 2)	Number 857 Mutant Ape Yacht Club NFT with M1 Irish Boho Hat	Closed	2/9/2022	3/23/2022	$5.00	10,800	$54,000 (3)	$3,893
#PUNK2981	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	Number 2981 CryptoPunk NFT with Welding Goggles	Closed	2/18/2022	3/22/2022	$5.00	62,000	$310,000 (3)	$13,975
#WOW2221	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	Number 2221 World of Women NFT with Golden Bib Necklace	Closed	2/18/2022	3/30/2022	$7.00	4,000	$28,000 (3)	$1,193
#NIKON1	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	1949 Nikon One Camera in Condition ‘B/A’	Closed	2/18/2022	4/8/2022	$4.00	7,000	$28,000 (3)	$3,782
#LOTF	3/14/2022	(Post-Qualification Amendment No. 8 to Offering Statement 2)	1954 1st Edition copy Lord of the Flies by William Golding	Closed	3/14/2022	4/8/2022	$7.00	2,000	$14,000 (3)	$2,360
#DOOD6778	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 6778 Doodle NFT with Holographic Mohawk	Closed	3/30/2022	4/8/2022	$5.00	6,000	$30,000 (3)	$858
#BAKC7820	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	Number 7820 Bored Ape Kennel Club NFT with Jetpack	Closed	2/18/2022	4/20/2022	$5.00	6,000	$30,000 (3)	-$143

#NBAJAM	3/14/2022	(Post-Qualification Amendment No. 8 to Offering Statement 2)	1994 Sega Genesis NBA Jam Video Game graded Wata 9.8 A++	Closed	3/14/2022	4/20/2022	$5.00	9,400	$47,000 (3)	$3,338
1947 Jackie Robinson News Photo				Cancelled / Underlying Asset Sold Pre-Offering
#MACWORLD1	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	1984 Steve Jobs and Steve Wozniak Signed Issue of Macworld #1	Open	12/20/2021		$11.25	16,000 / 20,000	$180,000 / $225,000	$17,711
#TREASURE	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	1883 First Edition copy of Treasure Island By Robert Stevenson	Open	2/18/2022		$5.00	3,600 / 4,500	$18,000 / $22,500	$2,425
#57UNITAS	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	1957 Topps #138 Johnny Unitas Rookie Card graded PSA NM MT+ 8.5	Open	2/18/2022		$9.50	4,000 / 5,000	$38,000 / $47,500	$3,425
#BATMAN	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	1940 Batman #1 Comic Book published by DC Comics graded CGC 8	Open	2/18/2022		$10.00	144,000 / 180,000	$1,440,000 / $1,800,000	$67,900
#04PHELPS	3/14/2022	(Post-Qualification Amendment No. 8 to Offering Statement 2)	2004 Sports Illustrated For Kids #360 Michael Phelps Rookie Card graded PSA GEM MT 10	Open	3/14/2022		$4.00	4,000 / 5,000	$16,000 / $20,000	$0
#VERSTAPP1	3/14/2022	(Post-Qualification Amendment No. 8 to Offering Statement 2)	2020 Topps Dynasty Formula 1 Triple Patch Autographs #TRAIMV Max Verstappen Card graded BGS 9.5	Open	3/14/2022		$8.00	3,200 / 4,000	$25,600 / $32,000	$1,178

#WOW6586	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 6586 World of Women NFT with Golden Skin Tone	Open	3/30/2022	$5.00	8,320 / 10,400	$41,600 / $52,000	$711
#AZUKI6704	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 6704 Azuki NFT with Glowing Eyes	Open	3/30/2022	$5.00	5,120 / 6,400	$25,600 / $32,000	$228
#WWLAND1	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Worldwide Webb Land Large Apartment 8325 NFT	Open	3/30/2022	$5.00	2,560 / 3,200	$12,800 / $16,000	$860
#MAYC9114	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 9114 Mutant Ape Yacht Club NFT with M2 Stunt Jacket	Open	3/30/2022	$5.00	14,000 / 17,500	$70,000 / $87,500	$1,066
#SANDBOX1	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	The Sandbox ESTATE with a bundle of 9 LAND NFTs	Open	3/30/2022	$5.00	16,800 / 21,000	$84,000 / $105,000	$1,175
#OBAMABALL	3/30/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	2010 Basketball Signed by Barack Obama, Kobe Bryant, LeBron James, Magic Johnson, and Carmelo Anthony	Open	3/30/2022	$10.00	8,400 / 10,500	$84,000 / $105,000	$3,563
#STARWARS3	3/30/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1977 Topps Star Wars Series 1-5 Wax Boxes Authenticated by BBCE	Open	3/30/2022	$10.00	2,080 / 2,600	$20,800 / $26,000	$1,840

#VFRNDS1	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	VeeFriends Original Sharing Squirrel Drawing by Gary Vee	Open	4/4/2022	$10.00	22,000 / 27,500	$220,000 / $275,000	$19,642
#96TIGER	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1996 Sports Illustrated For Kids Tiger Woods Rookie Card graded BGS 10	Open	4/4/2022	$5.00	8,800 / 11,000	$44,000 / $55,000	$4,313
#58PELE4	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1958 Pele World Cup Debut Ticket Stub graded PSA 1.5	Open	4/4/2022	$6.00	6,400 / 8,000	$38,400 / $48,000	$4,420
#BART	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1993 Skybox Simpsons Bart Sketch graded PSA 10	Open	4/4/2022	$7.00	2,400 / 3,000	$16,800 / $21,000	$2,290
#HOMER	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1993 Skybox Simpsons Homer Sketch graded PSA 10	Open	4/4/2022	$7.00	2,400 / 3,000	$16,800 / $21,000	$2,290
#YEEZY	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	Complete Collection of Yeezy 350 Sneakers (2015-2020)	Open	4/4/2022	$8.00	4,000 / 5,000	$32,000 / $40,000	$6,500
#LEDZEPP1	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	Led Zeppelin I Album Signed By Jimmy Page, Robert Plant, John Bonham & John Paul Jones authenticated by Beckett	Open	4/11/2022	$6.00	6,400 / 8,000	$38,400 / $48,000	$4,420

#SI1	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	1954 Sports Illustrated #1 graded CGC 9.8	Open	4/11/2022	$2.00	4,000 / 5,000	$8,000 / $10,000	$1,100
#ELVIS	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	1977 Elvis Presley Last Live Performance Full Ticket graded PSA 8	Open	4/11/2022	$8.00	4,000 / 5,000	$32,000 / $40,000	$3,700
#GOLD1	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	Alaska Gold Nugget weighing 172 grams	Open	4/11/2022	$4.00	3,200 / 4,000	$12,800 / $16,000	$990
#88ZELDA	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	1988 NES Zelda II: The Adventure of Link Video Game graded WATA 9.8 A+	Open	4/11/2022	$5.00	9,600 / 12,000	$48,000 / $60,000	$4,300
#DOOD7387			Number 7387 Doodle NFT with Pink Long Hair	Upcoming		$5.00	8,960 / 11,200	$44,800 / $56,000	$903
#SACHS1			Tom Sachs Rocket Factory "Gamechanger" NFT with USPS Brand	Upcoming		$10.00	2,120 / 2,650	$21,200 / $26,500	$604
#AZUKI8467			Number 8467 Azuki NFT with Blue Tassel Ear	Upcoming		$5.00	12,000 / 15,000	$60,000 / $75,000	$0
#32RUTH			1932 Babe Ruth Called Shot Ticket Stub graded PSA 6	Upcoming		$5.00	15,200 / 19,000	$76,000 / $95,000	$7,738
#20WITT			2020 Bowman Chrome Bobby Witt Jr. Prospect Autographs Rookie Card graded PSA 10	Upcoming		$4.50	1,600 / 2,000	$7,200 / $9,000	$810

#TOADZ5028			Number 5028 CrypToadz NFT with Swamp Single Bun Head	Upcoming			$5.00	1,880 / 2,350	$9,400 / $11,750	$338
#TOADZ3079			Number 3079 CrypToadz NFT with 3D Eyes	Upcoming			$5.00	2,160 / 2,700	$10,800 / $13,500	$363
#KENNERSET			1978 Kenner Star Wars Early Bird Set graded AFA 75	Upcoming			$10.00	1,000 / 1,250	$10,000 / $12,500	$1,024
#SANDBOX2			The Sandbox 3x3 ESTATE with a bundle of 9 LAND NFTs	Upcoming			$5.00	18,400 / 23,000	$92,000 / $115,000	$5,926
TOTAL:	-	-	-	-	-	-	-	-	$5,238,750 (7)	-

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange represents sale of Series’ Underlying Asset.

(1)The opening date of a Series will occur no later than two calendar days following the date of qualification of the Offering of such Series by the Commission. With respect to a Series, the Offering of such Series is subject to qualification by the Commission.

(2)Interests sold in Series is limited to 2,000 “qualified purchasers” with a maximum of 500 non - “accredited investors.”

(3)Represents the actual Offering Size, number of Interests sold and fees at the Closing of the Offering.

(4)Values are based on current or anticipated negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

(5)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

(6)Represents the date of the most recent period during which transfers of Interests in the Series were facilitated through the Platform (each such period, a “Trading Window”) as of the date of this filing. Blank cells indicate that no Trading Window for Series has yet occurred as of the date of this filing.

ITEM 1. BUSINESS

Company History

The Company’s core business is the identification, acquisition, marketing and management of Collectible Assets for the benefit of the investors. RSE Collection Manager, LLC, a single-member Delaware limited liability company formed on March 16, 2021 is the manager of the Company (the “Manager”). The Manager of the Company is wholly owned by Rally Holdings LLC, which is in turn wholly owned by RSE Markets, Inc., a Delaware corporation (“RSE Markets”). The Company issues membership interests in a number of separate individual series of the Company. There will be a separate closing with respect to each Offering. Each Series will own a unique intangible or tangible Underlying Asset, and the assets and liabilities of each Series will be separate in accordance with Delaware law. An Investor in any Series acquires a proportional share of assets, liabilities, profits and losses as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an Offering related to that particular Series consists of a single Underlying Asset (plus any cash reserves for future Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses of our accompanying Notes to the Consolidated Financial Statements) as well as certain liabilities related to expenses pre-paid by the Asset Manager. “Current Period” refers to the time period between January 1, 2021, and December 31, 2021. “Prior Period” refers to the time period between January 1, 2020 and December 31, 2020. The Manager has assembled a network of advisors (the “Advisory Board”) to assist the Manager on certain business considerations with respect to the Series and aspects of the Platform.

Description of the Business

The market for the Asset Class is characterized by: (i) a small number of participants who have the financial means to acquire, enjoy and derive financial gains from the highest quality and value of Collectible Assets, and (ii) a relatively large number of Asset Class enthusiasts who have equivalent knowledge and passion for the assets, but no current mechanism to benefit financially from or enjoy certain benefits of ownership of the Asset Class in the highest value segment. This dichotomy and the disproportionate access to the upper-end of the market have resulted in the creation of significant latent demand from the enthusiast community to participate more meaningfully in an Asset Class that, to date, they have passively watched deliver returns to a select group of participants.

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity Interests in the highest quality Collectible Assets through a seamless investment experience on the Platform. Additionally, Investors will have the opportunity to participate in a unique collective ownership experience, including museum/retail locations and social events, as part of the membership experience programs, as defined below.

The Company, with the support of the Manager and its affiliates and through the use of the Platform, aims to provide:

(i)Investors with access to the highest quality Collectible Assets for investment, portfolio diversification and secondary market liquidity for their Interests, through the liquidity platform (the “Liquidity Platform”) on the Platform, or otherwise, although there can be no guarantee that a secondary market will ever develop, through the Liquidity Platform, or otherwise, or that appropriate registrations to permit such secondary trading will ever be obtained.

(ii)Asset Sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to build equity positions in assets via the Interests issued to Asset Sellers in Offerings for Series Interests conducted through the Platform, as part of total purchase consideration to Asset Sellers.

(iii) All Platform users with a premium, highly curated, engaging Collectible Asset media experience, including “fantasy collecting” features.

(iv)All Platform users and others with opportunities to engage with the Underlying Assets in the Company’s collection through a diverse set of tangible interactions with assets on the Platform and unique collective ownership experiences (together, the “Membership Experience Programs”) such as:

•Track-day events (e.g., driving experiences with professional drivers, collector car meet-ups, major auction presence);

•Visit & interact at Rally Rd.™ Museums (i.e., Open HQ, warehouse visits, pop-up shops with partner businesses, or “tents” at major auctions/events where users can view the Underlying Assets in person and interact with each other in a social environment);

•Asset sponsorship models (e.g. corporate sponsors or individuals pay for assets to appear in movies, commercials or at events); and

•Other asset-related products (e.g., merchandise, social networking, communities).

Rally Holdings owns and operates a mobile app-based and web browser-based investment platform (the “Platform”) through which substantially all of the sales of the Interests are executed and through which resale transactions may be initiated for execution by registered broker-dealers during Trading Windows (as defined below).  On November 23, 2021, the Public Private Execution Network Alternative Trading System (the “PPEX ATS”) was launched as a venue available for facilitating resale transactions in certain Series of Interests. The PPEX ATS is an electronic alternative trading system with a Form ATS on file with the Commission and is owned and operated by North Capital Private Securities Corporation (“NCPS”), a registered broker-dealer and member of FINRA and SIPC.  Registered broker-dealers and certain institutional customers who become members of the PPEX ATS, including the Executing Broker, will have access to the PPEX ATS.  The PPEX ATS is not accessible to non-members or the general public, and Investors will have no direct interaction with NCPS.  When trading through the PPEX ATS, which is presently available with respect to only certain Series of Interests, Investors submit bid and ask quotes on the Platform to purchase or sell Interests, with any transactions to be executed by the Executing Broker and matched through the PPEX ATS.  Resale transactions in other Series of Interests will continue to be effectuated through the Platform during Trading Windows until the PPEX ATS is available for facilitating resale transactions in such Series of Interests.  We expect that resale transactions with respect to all Series of Interests will be effectuated through the PPEX ATS in the second quarter of 2022.

Competition

Although the Company’s business model for certain Asset Classes is unique, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its Offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses continue to play a prominent role.

Most of our current and potential competitors in the Asset Class, such as dealers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources to sourcing the Collectible Assets for which the Company competes. In addition, almost all of these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are a few directly competing business models to facilitate shared ownership of Collectible Assets, developing in the industry, which will result in additional competition for Collectible Assets, some of which have focused on the regulated securities market. There are others who are pursuing similar business models who may decide to enter the Asset Class.

With the continued increase in popularity of the Asset Class, we expect competition for Collectible Assets to intensify in the future. Increased competition may lead to increased prices, which will reduce the potential value appreciation that Investors may be able to achieve by owning Interests in the Company’s Offerings and will decrease the number of high-quality assets the Company can securitize through the Platform.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as racehorses or art, who may decide to enter the Asset Class as well.

Customers

We target the broader U.S. Asset Class enthusiast and the U.S. millennial market as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering. As of the date of this filing, the Company has closed the Offerings highlighted in white in the Master Series Table.

Facilities

The Manager operates the Company and manages the collection in a manner that prioritizes the ongoing security of all Underlying Assets. The Manager stores the Underlying Assets, along with other assets, in two professional facilities and in accordance with standards commonly expected when managing Collectible Assets of equivalent value and always as recommended by the Advisory Board.

The Company has leased two spaces in purpose built, secure, temperature-controlled storage facilities in New Jersey and Delaware for the purposes of storing the Underlying Assets in a highly controlled environment other than when the Underlying Assets are loaned to other parties or are otherwise being utilized for marketing or similar purposes. Each of the facilities used by the Company are monitored by staff and are under constant video surveillance. Each of the Underlying Assets in the collection are inspected and exercised appropriately on a regular basis according to the maintenance schedule defined for each Underlying Asset by the Asset Manager. In addition to the storage facilities the Manager of the Company maintains a showroom in New York City.

From time to time various Underlying Assets may be held in third-party facilities. In such cases, the Asset Manager endeavors to ensure that the Underlying Assets are stored with the appropriate care and insurance as would be the case if they were held in the facility in which the Company leases space, unless otherwise specified in the description for an Underlying Asset.

Underlying digital assets are stored by the Manager using commercially reasonable measures in a MetaMask wallet. Specifically, each digital asset will be stored in its own wallet with its own public address, private key, 12-word recovery seed phrase, and “memorable password.” Each wallet’s private key, 12-word recovery seed phrase, and memorable password are separately stored as individual printed copies in a vault in New York with a dedicated alarm system and 24/7 video surveillance, the access codes to which are provided only to a limited number of employees. Presently, a designated employee of the Asset Manager has access to the wallet on a device under their control, accessible via the memorable password. Should this password be forgotten, the wallet can be recovered using the full 12-word recovery seed phrase. We engaged a digital asset custodian to provide third-party custodian storage of our digital assets.

Each of the Underlying Assets in the collection is inspected on a regular basis according to the inspection schedule defined, from time to time, for each Underlying Asset by the Asset Manager in conjunction with members of the Advisory Board.

The Manager and the Asset Manager are located at 250 Lafayette Street, 2nd Floor, New York, NY 10012. The Asset Manager presently has approximately thirty-seven full-time employees and part-time contractors. Neither the Manager nor the Company have any employees.

Government Regulation

Claims arising out of actual or alleged violations of law, including certain matters currently under investigation by the SEC, could be asserted against the Company or its affiliates by individuals or governmental authorities and could expose the Company, its affiliates, or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.

Regulation of Automobiles

Regulation of the automobile industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which the Company operates, it may be required to obtain licenses and permits to conduct business, including dealer and sales licenses and titles and registrations issued by state and local regulatory authorities, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, emissions standards, laws and regulations involving sales, use, value-added and other indirect taxes.

Regulation of Intangible Assets

Regulation of intangible assets is under active consideration by the United States through various federal agencies, including the Commission, the Commodity Futures Trading Commission (“CFTC”), the Federal Trade Commission (“FTC”) and the Financial Crimes Enforcement Network (“FinCEN”) of the U.S. Department of the Treasury, as well as in other countries. State government regulations may also apply. Furthermore, it is expected that regulations will increase, although we cannot anticipate how and when. As the regulatory and legal environment evolves, we may become subject to new laws and regulation by the Commission and other agencies.

In recent years, the Commission and U.S. state securities regulators have stated that certain intangible assets may be classified as securities under U.S. federal and state securities laws; however, there has not been definitive guidance on this point. A number of enforcement actions and regulatory proceedings have since been initiated against issuers of intangible assets and their developers and proponents. Several foreign governments have also issued similar warnings cautioning that intangible assets may be deemed to be securities under the laws of their jurisdictions.

Regulation of intangible asset exchanges in the future may raise transaction costs, potentially offsetting or eliminating many of the key benefits of digital assets. Lack of international coordination raises the risk of an uneven global regulatory landscape. The development of the market for intangible assets globally is in relative limbo currently due to regulatory uncertainty.

Regulation of Exchanges

A platform facilitating the sale and secondary trading of securities potentially may be required to register with the Commission as an exchange. Section 3(a)(1) of the Exchange Act provides that an “exchange” means “any organization, association, or group of persons, whether incorporated or unincorporated, which constitutes, maintains, or provides a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange as that term is generally understood, and includes the market place and the market facilities maintained by such exchange.” Rule 3b-16(a) under the Exchange Act further provides that a “market place or facility for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” means someone who brings together the orders for securities of multiple buyers and sellers and “uses established, non-discretionary methods (whether by providing a trading facility or by setting rules) under which such orders interact with each other, and the buyers and sellers entering such orders agree to the terms of a trade.”

We believe that the Platform does not use any non-discretionary methods under which any orders to purchase or sell a security interact with each other. The Platform merely routes orders to a registered broker-dealer to make isolated trades through matching individual buyers and sellers after the buyers and sellers have confirmed their intent to complete the trade.

A system that meets the definition of an exchange and is not excluded under Rule 3b-16(b) must register as a national securities exchange or operate pursuant to an appropriate exemption. One frequently used exemption is for alternative trading systems (“ATS”). Rule 3a1-1(a)(2) under the Exchange Act exempts from the definition of “exchange” under Section 3(a)(1) of the Exchange Act an ATS that complies with Regulation ATS. An ATS that operates pursuant to the Rule 3a1-1(a)(2) exemption and complies with Regulation ATS would not be subject to the registration requirement of Section 5 of the Exchange Act.

Rule 3b-16(b)(1) provides that such an entity will not be “a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” solely because it routes orders to a registered broker-dealer. The Platform merely provides bid and ask prices to a registered broker-dealer, and requires users to click through an acknowledgement that any orders being placed are with a registered broker-dealer, not with the Company itself. Any rules for submitting buy or sell orders are set by the participating broker-dealers. In reliance upon Rule 3b-16(b)(1), the Company believes it is not required to register the Platform as an exchange or comply with Regulation ATS as an ATS. However, RSE Markets is currently subject to an SEC investigation related to the potential status of the Platform as an exchange or an ATS.

Privacy and Protection of Investor Data

Aspects of our operations or business are subject to privacy and data protection regulation in the United States and elsewhere. Accordingly, we publish our privacy policies and terms of service, which describe our practices concerning the use, transmission, and disclosure of information. As our business continues to expand in the United States and beyond, and as laws and regulations continue to be passed and their interpretations continue to evolve in numerous jurisdictions, additional laws and regulations may become relevant to us. Regulatory authorities around the world are considering numerous legislative and regulatory proposals concerning privacy and data protection. In addition, the interpretation and application of these privacy and data protection laws in the United States and elsewhere are often uncertain and in a state of flux.

Growing public concern about privacy and the use of personal information may subject us to increased regulatory scrutiny. The FTC has, over the last few years, begun investigating companies that have used personally identifiable information in a deceptive or unfair manner or in violation of a posted privacy policy. If we are accused of violating the terms of our privacy policy or implementing unfair privacy practices, we may be forced to expend significant financial and managerial resources to defend against an FTC action. On May 25, 2018, the European Union implemented the General Data Protection Regulation (the “GDPR”), a new privacy regulation that imposes new regulatory scrutiny on our business with customers in the European Economic Area, with possible financial consequences for noncompliance. If we are accused of violating the data protection and privacy rights of European Union citizens, we may be forced to expend significant financial and managerial resources to defend against a GDPR enforcement action by a European Union data protection authority or a European Union citizen. On January 1, 2020, the California Consumer Privacy Act (the “CCPA”) became effective. Similar to the GDPR, the CCPA imposes new regulatory scrutiny on our processing of the personal data of our customers in California, with possible financial consequences for noncompliance. If we are accused of violating the CCPA, we may be forced to expend significant financial and managerial resources to defend against an enforcement action by the California Attorney General or, in the event of a data breach, a lawsuit by customers located in California. Comprehensive state privacy laws, approved in 2021, will also take effect in Colorado and Virginia in 2023, and we expect this trend of state-level activity to continue.

Consumer Protection Regulation

The Consumer Financial Protection Bureau and other federal and state regulatory agencies, including the FTC, broadly regulate financial products, enforce consumer protection laws applicable to credit, deposit and payments, and other similar products, and prohibit unfair and deceptive practices. Such agencies have broad consumer protection mandates, and they promulgate, interpret, and enforce laws, rules and regulations, including with respect to unfair, deceptive and abusive acts and practices that may impact or apply to our business. For example, under federal and state financial privacy laws and regulations, we must provide notice to Investors of our policies on sharing non-public information with third parties, among other requirements. In addition, under the Electronic Fund Transfer Act, we may be required to disclose the terms of our electronic fund transfer services to consumers prior to their use of the service, among other requirements.

Investment Company Act of 1940 Considerations

We intend to conduct our operations so that we do not fall within, or are excluded from, the definition of an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”). Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities. We believe that we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting, or trading in securities. We anticipate that the Underlying Assets for each Series will not be securities.

Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of the company’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” We intend to monitor our holdings and conduct operations so that on an unconsolidated basis we will comply with the 40% test with respect to each Series.

If we become obligated to register the Company as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•limitations on capital structure;

•restrictions on specified investments;

•prohibitions on transactions with affiliates; and

•compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register the Company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business, all of which would have a material adverse effect on us.

Legal Proceedings

None of the Company, any Series, the Manager, the Asset Manager or any director or executive officer of RSE Markets is presently subject to any material legal proceedings.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with our consolidated financial statements and related notes.

Overview

The Company’s core business is the identification, acquisition, marketing and management of Collectible Assets for the benefit of the investors. The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity Interests in the highest quality Collectible Assets through a seamless investment experience on the Platform. In addition Investors will have the opportunity to participate in a unique collective ownership experience, including museum/retail locations and social events, as part of the Membership Experience Programs being run by the Manager. The expectation is to generate income in the form of Free Cash Flow (as defined in Note F – Free Cash Flow Distributions and Management Fees of our accompanying Notes to the Consolidated Financial Statements) distributions to Investors in the Underlying Assets.  The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the Series.

We believe that collectors and dealers interested in selling their Collectible Assets will benefit from greater liquidity, significantly lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting Collectible Assets. Auction and consignment models may include upwards of ~20% of asset value in transaction costs, as well as meaningful overhead in terms of asset preparation, shipping and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible, thereby driving market appropriate valuations and greater liquidity.

Trends Affecting Our Business

Our results of operations are affected by a variety of factors, including conditions in the financial markets and the economic and political environments, particularly in the United States. Global economic conditions, including political environments, financial market performance, interest rates, credit spreads or other conditions beyond our control are unpredictable and could negatively affect the value of the Underlying Assets, our ability to acquire and manage Collectible Assets, and the success of our current and future Offerings. In addition to the aforementioned macroeconomic trends, we believe the following factors will influence our future performance:

•We have a limited operating history upon which to base an evaluation of our business and prospects. We have devoted substantially all our efforts to establishing our business and principal operations, which commenced in 2017. Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time. We will update the appropriate disclosure at such time as revenue models have been developed.

•We are in large part reliant on the Asset Manager and its employees to grow and support our business. The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Asset Manager to source, acquire and manage the Underlying Assets and for the Asset Manager to maintain the Platform.  As the Asset Manager has been in existence since only October 2020 and is an early-stage startup company, it has no significant operating history. Further, the Asset Manager is also the Asset Manager for RSE Archive, LLC and RSE Innovation, LLC, and it may become the Asset Manager of other series limited liability companies with similar business models in the collectible automobiles, memorabilia, alcohol and other tangible as well as intangible asset classes, such as domain names, in the future. It thus has some similar management experience, but its experience is limited, and it has limited experience selecting or managing assets in the Asset Class. Furthermore, there are a number of key factors that will potentially impact our operating results going forward including the ability of the Asset Manager to:

ocontinue to source high quality Collectible Assets at reasonable prices to securitize through the Platform;

omarket the Platform and the Offerings in individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

ofind and retain operating partners to support the regulatory and technology infrastructure necessary to operate the Platform;

ocontinue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

ofind operating partners to manage the collection of Underlying Assets at a decreasing marginal cost per asset.

•Since 2019, public interest in collectible assets has grown, particularly with respect to collectible automobiles, trading cards, sports memorabilia and other specific types of the assets in the Asset Class. Per ResearchAndMarkets.com, “The United States Sports Trading Card Market was valued at USD $4,707.21 Million in 2019 and is projected to reach USD $62,063.80 Million by 2027, growing at a CAGR of 28.76% from 2020 to 2027.” Hagerty reported in July that 2021 “is shaping up to be the best year, ever, for classic car auction.” While in person auctions had not yet returned to Pre-COVID-19 levels this growth was driven mainly by online auctions. Furthermore, the private market, which is much larger than the auction scene, has seen an increase from approximately 150,000 vehicles sold in 2019 to 222,000 in 2021.

•With the continued increase in popularity of the Asset Class, we expect competition for Collectible Assets to intensify in the future. Although our business model is unique in the Asset Class, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its Offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses continue to play a prominent role. There are also competing start-up models to facilitate shared ownership of Collectible Assets developing in the industry, which will result in additional competition for Collectible Assets.

•The ongoing COVID-19 pandemic has impacted and may continue to impact our business, results of operations and financial condition. In March 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic, which has resulted in significant disruption and uncertainty in the global economic markets. COVID-19 (or variants of COVID-19) continues to spread throughout the U.S. and the world and has resulted in authorities implementing varying measures to contain the virus, including travel bans and restrictions, quarantines, shelter-in-place orders, and business limitations and shutdowns. We are closely monitoring developments related to the COVID-19 pandemic and assessing any negative impacts to our business. However, we do not believe that the outbreak materially affected our business or financial results to date.

At the time of this filing all of the Series designated as closed in the Master Series Table have commenced operations, are capitalized and have assets and various Series have liabilities. All assets and liabilities related to the Series described in the Master Series Table will be the responsibility of the Series from the time of the Closing of the respective Offerings. All Series highlighted in gray in the Master Series Table, have not had a Closing, but we have, or are in the process of launching these and subsequent Offerings for additional Series. Series whose Underlying Assets have been sold will subsequently be dissolved and are highlighted in orange in the Master Series Table.

Investments in Underlying Assets

We provide investment opportunities in Collectible Assets to Investors through the Platform. Collectible Assets are financed through various methods including, loans from affiliates of the Manager or other third parties, when we purchase an Underlying Asset prior to the Closing of an Offering, and through purchase option agreements negotiated with third parties or affiliates, when we finance the purchase of an Underlying Asset with the proceeds of an Offering. Additional information can be found below and in the Master Series Table. We typically acquire Underlying Assets through the following methods.

•Upfront purchase – we acquire the Underlying Asset outright prior to launch of the Offering, financed through loans made by affiliates of the Manager, third-party lenders or through non-interest-bearing payments from the Asset Manager.

•Purchase option agreement – we enter into a purchase option which gives us the right, but not the obligation, to purchase a specific Underlying Asset, typically through the proceeds of the Offering for the Series related to the Underlying Asset.

•Purchase agreement – we enter into a purchase agreement, which obligates us to acquire the Underlying Asset, but typically with a significant payment delay, with the goal of raising the capital through the Offering of the Series related to the Underlying Asset.

We received multiple loans or payments from various parties to support the financing of the acquisition of the Underlying Assets for which the details are listed in the tables below. Such payments or loans have been or will be repaid from the proceeds of successful Series’ initial Offering, if necessary. Upon completion of the Offering of each of the Series of Interests, each of the Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the Manager may determine in its reasonable discretion in accordance with the disclosures set forth in these Series’ Offering documents. In various instances, as noted in the tables below, the Asset Seller is issued Interests in a particular Series as part of the total purchase consideration to the Asset Seller. In addition, there are instances where the Company finances an acquisition through the proceeds of the Offering, in the case of a purchase option, and therefore requires no additional financing or only financing to make an initial down payment, as the case may be.

The Company incurred the “Acquisition Expenses”, which include transportation of the Collectible Assets to the Manager’s storage facility, pre-purchase inspection, pre-Offering refurbishment, and other costs detailed in the Manager’s allocation policy, listed in the tables below, the majority of which are capitalized into the purchase prices of the various Underlying Assets. Acquisition Expenses such as interest expense on a loan to finance an acquisition or marketing expenses related to the promotional materials created for an Underlying Asset are not capitalized. The Acquisition Expenses are generally initially funded by the Manager or its affiliates but will be reimbursed with the proceeds from an Offering related to such Series to the extent described in the applicable Offering documents. In the event that certain Acquisition Expenses are anticipated prior to the Closing of an Offering but are incurred only after the Closing, for example transportation fees related to transportation from the Asset Seller to the Company’s storage facility, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering.

Current Period

During the Current Period, we, or one of our affiliates, signed purchase agreements to acquire assets for the following Series.

Series - Series Name	Agreement Type - Date of Agreement	Closing Date	Purchase Price	Financed via - Officer Loan / 3rd Party Loan	Financed via – the Manager	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent of Interests Owned by Asset Seller	Acquisition Expenses
#MEEB11275 / Meebit 11275 NFT	Upfront Purchase / 11/12/2021	1/10/2022	$140,407	$0	$140,407	$0	$0	0%	$154
#82TAYLOR / 1982 Lawrence Taylor Rookie Card	Upfront Purchase / 10/25/2021	1/10/2022	$10,200	$0	$10,200	$0	$0	0%	$232
#HOLMES / 1892 Sherlock Holmes	Upfront Purchase / 09/21/2021	1/10/2022	$20,000	$0	$20,000	$0	$0	0%	$392
#HULK180 / 1974 Incredible Hulk #180	Upfront Purchase / 08/26/2021	1/10/2022	$36,000	$0	$36,000	$0	$0	0%	$438
#05JAYZ / 2005 Topps Jay-Z Card	Upfront Purchase / 08/30/2021	1/10/2022	$15,600	$0	$15,600	$0	$0	0%	$456
#JUSTINIAN / Coin from Justinian II’s First Reign	Purchase Agreement / 11/16/2021	1/10/2022	$15,000	$0	$0	$15,000	$0	0%	$0
#67ICEBOWL / 1967 Ice Bowl Ticket	Upfront Purchase / 08/21/2021	1/14/2022	$7,500	$0	$7,500	$0	$0	0%	$284
#DKCOUNTRY / 1994 SNES Donkey Kong Country	Upfront Purchase / 09/19/2021	1/14/2022	$13,200	$0	$13,200	$0	$0	0%	$658
#FALCON / 1979 Star Wars Millennium Falcon Action Figure	Upfront Purchase / 11/10/2021	1/14/2022	$42,834	$0	$42,834	$0	$0	0%	$391
#MARIOWRLD / 1991 SNES Super Mario World Video Game	Purchase Agreement / 10/29/2021	1/18/2022	$144,000	$0	$0	$0	$0	0%	$424
#SUPERBWL1 / 1967 Super Bowl I Ticket	Upfront Purchase / 11/17/2021	3/2/2022	$19,500	$0	$19,500	$0	$0	0%	$316
#BONDWATCH / 1999 Omega Seamaster Watch Worn by Pierce Brosnan	Upfront Purchase / 11/17/2021	3/22/2022	$71,388	$0	$71,388	$0	$0	0%	$0
#NIKON1 / 1949 Nikon One Camera	Upfront Purchase / 11/23/2021	4/8/2022	$23,438	$0	$23,438	$0	$0	0%	$0
#LOTF / Series 1954 Lord of the Flies	Upfront Purchase / 09/21/2021	4/8/2022	$11,000	$0	$11,000	$0	$0	0%	$0
#MACWORLD1 / 1984 Macworld #1	Upfront Purchase / 08/20/2021	Q2 2022	$201,021	$0	$201,021	$0	$0	0%	$1,338
#TREASURE / 1883 Treasure Island	Upfront Purchase / 09/14/2021	Q2 2022	$18,750	$0	$18,750	$0	$0	0%	$0

#57UNITAS / 1957 Topps Johnny Unitas Rookie Card	Purchase Agreement / 06/03/2021	Q2 2022	$42,500	$0	$42,500	$0	$0	0%	$0
#04PHELPS / Series 2004 Michael Phelps Rookie Card	Upfront Purchase / 07/07/2021	Q2 2022	$28,000	$0	$28,000	$0	$0	0%	$0
#NBAJAM / Series 1994 Sega Genesis NBA Jam Video Game	Purchase Option Agreement / 09/22/2021	Q2 2022	$42,000	$0	$34,950	$0	$7,050	15%	$0
#96TIGER / 1996 Tiger Woods Rookie Card	Upfront Purchase / 02/18/2021	Q2 2022	$49,037	$0	$0	$0	$0	0%	$0
#FAREWELL / Series 1929 A Farewell To Arms	Upfront Purchase / 09/21/2021	Q2 2022	$13,500	$0	$13,500	$0	$0	0%	$0
#AJONES / Series 2020 Gibson Adam Jones Silverburst Les Paul Guitar	Purchase Agreement / 03/03/2021	Q2 2022	$75,000	$0	$0	$0	$19,000	20%	$0
#94CSI / Series 1994 BMW 850 CSI	Upfront Purchase / 07/29/2021	Q2 2022	$125,000	$0	$125,000	$0	$0	0%	$1,350
Total for 1/1/2021 – 12/31/2021	New Agreements: 23 Closings: 45	--	$1,164,876	$0	$874,788	$0	$0	-	$6,431
Total for 1/1/2020 – 12/31/2020	New Agreements: 0 Closings: 1	--	$330,000	$0	$0	$0	$0	-	$3,250

As of the end of the Current Period, the following Offerings of Series were ongoing.

Series	Qualification Date	Underlying Asset	Offering Price per Interest	Membership Interests	Offering Size	Sourcing Fee	Trading Window (1)	Opening Date	Closing Date
#MEEB11275	12/6/2021	Number 11275 Elephant Meebit NFT	$8.00	20,000	$160,000	$16,139		12/6/2021	1/10/2022
#82TAYLOR	12/13/2021	1982 Topps #434 Lawrence Taylor Rookie Card graded BGS 10	$6.50	2,000	$13,000	$1,538		12/13/2021	1/10/2022
#HOLMES	12/13/2021	1892 1st Edition copies of The Adventures of Sherlock Holmes and the Memoirs of Sherlock Holmes by Arthur Conan Doyle	$10.00	2,500	$25,000	$3,458		12/13/2021	1/10/2022
#HULK180	12/13/2021	1974 Incredible Hulk #180 Comic Book published by Marvel graded CGC 9.8	$4.20	10,000	$42,000	$4,342		12/13/2021	1/10/2022
#05JAYZ	12/20/2021	2005 Topps Finest Jay-Z Autographed Card graded PSA 10	$5.00	3,700	$18,500	$1,459		12/20/2021	1/10/2022

#JUSTINIAN	12/20/2021	Coin from the First Reign of Justinian II Depicting the First Numismatic Depiction of Jesus Christ (AD 685-695) graded NGC Ch MS	$9.00	2,000	$18,000	$1,720		12/20/2021	1/10/2022
#67ICEBOWL	12/27/2021	1967 Full Ticket from the Ice Bowl graded PSA 8	$5.00	2,000	$10,000	$1,262		12/27/2021	1/14/2022
#DKCOUNTRY	12/27/2021	1994 SNES Donkey Kong Country Video Game graded Wata 9.4 A+	$6.00	3,000	$18,000	$3,162		12/27/2021	1/14/2022
#FALCON	12/27/2021	1979 Kenner Star Wars Millennium Falcon Spaceship Action Figure graded AFA 80	$5.00	10,000	$50,000	$5,420		12/27/2021	1/14/2022
#MARIOWRLD	12/13/2021	1991 SNES Super Mario World Video Game graded Wata 9.4 A	$5.00	33,000	$165,000	$17,264		12/13/2021	1/18/2022
#82AV1	11/15/2021	1982 Aston Martin V8 Vantage 'Oscar India'	$20.00	14,875	$297,500	$2,530		11/16/2021	2/7/2022
#BONDWATCH	12/20/2021	1999 Omega Seamaster Watch Worn by Pierce Brosnan During the Filming of The World is Not Enough	$4.00	20,000	$80,000	$3,320		12/20/2021	3/22/2022
#95FF1	12/27/2021	1995 Ferrari 355 Spider	$10.00	12,000	$120,000	$5,962		12/27/2021	3/22/2022
#MACWORLD1	12/20/2021	1984 Steve Jobs and Steve Wozniak Signed Issue of Macworld #1	$11.25	16,000 / 20,000	$180,000 / $225,000	$17,711		12/20/2021	Q1 2022 or Q2 2022
Total 1/1/2021 – 12/31/2021		14 Series	-	-	-	$85,287	-	-	-
Total 1/1/2020 – 12/31/2020		1 Series	-	-	-	$29,638	-	-	-

(1)  Represents the date of the most recent period during which transfers of Interests in the Series were facilitated through the Platform (each such period, a “Trading Window”) as of the date of this filing. Blank cells indicate that no Trading Window for the Series has yet occurred as of the date of this filing

No Series closed Offerings during the Current and Prior Period.

Operating Results for the Current Period and the Prior Period

Changes in operating results are impacted significantly by any increase in the number of Underlying Assets that the Company, through the Asset Manager, operates and manages. During the Current Period the Company engaged in acquiring Underlying Assets, entering into Purchase and Purchase Option Agreements, launching Offerings, Closing Offerings, qualifying but not yet launching Offerings and selling Underlying Assets. Additional information can be found below in the Asset Acquisitions, Purchase Options and Asset Sales subsection and the Trend Information subsection or above in the Master Series Table.

Revenues

Revenues are generated at the Company or the Series level. No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time. We will update the appropriate disclosure at such time as revenue models have been developed.

Operating Expenses

The Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses of our accompanying Notes to the Consolidated Financial Statements) incurred prior to the Closing of an Offering related to any of the Underlying Assets are being paid by the Manager and recognized by the Company as capital contributions and will not be reimbursed by the Series. Each Series of the Company will be responsible for its own Operating Expenses beginning on the Closing date of the Offering for such Series Interests. However, the Manager has agreed to pay and not be reimbursed for certain but not all expenses such as post-closing Operating Expenses incurred and recorded by Series of the Company through the Current Period and Prior Period. These are accounted for as capital contributions by each respective Series.

Consolidated Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses of our accompanying Notes to the Consolidated Financial Statements) for the Company and all of the Series are summarized by category for the Current Period and the Prior Period are as follows:

Total Expenses
	12/31/2021	12/31/2020	Difference	Change	Explanation
Storage	$83,574	$74,400	$9,174	12%	The increase is due to an increase of the number of assets
Transportation	11,220	1,100	10,120	920%	The increase is due to an increase of the number of assets
Insurance	22,056	19,499	2,557	13%	The increase is due to an increase of the number of assets
Maintenance	-	-	-	–
Bookkeeping and accounting fees	31,472	48,020	(16,548)	(34%)	The decrease is due to lower fees charged per asset
Marketing Expense	2,889	500	2,389	478%	The increase is due to an increase of the number of assets
Banking Fees	180	165	15	9%	The increase is due to an increase of the number of assets
Loss on Impairment	11,529	75,987	(64,458)	(85%)	The decrease is due to less asset impairments
Total Expense	$162,920	$219,671	$(56,751)	1313%

The following table represents Expenses by Series for the Current and Prior Period:

Expenses
Applicable Series	12/31/2021	12/31/2020
#77LE1	$2,990	$3,145
#69BM1	3,035	3,222
#85FT1	3,129	3,338
#88LJ1	3,068	3,274
#55PS1	19,003	3,851
#95BL1	3,048	3,224
#89PS1	3,112	3,326
#90FM1	2,916	3,028
#83FB1	3,342	3,664
#98DV1	3,058	3,241
#93XJ1	1,414	2,095
#02AX1	3,031	3,200
#99LE1	2,980	3,124
#91MV1	2,942	3,066
#92LD1	3,094	3,298
#94DV1	2,967	3,104
#72MC1	3,052	3,231
#06FG1	1,813	3,617
#11BM1	3,002	3,156
#80LC1	4,970	4,259
#02BZ1	3,146	3,370
#88BM1	3,079	3,268
#63CC1	3,058	3,235
#76PT1	3,138	3,353
#75RA1	3,898	3,151
#65AG1	3,126	3,335
#93FS1	3,072	3,270
#90MM1	2,926	2,898
#61JE1	3,214	3,484
#65FM1	2,998	3,146
#88PT1	2,980	3,122
#94LD1	4,566	4,131
#99SS1	3,067	3,248
#94FS1	3,079	3,266
#61MG1	3,335	3,643
#92CC1	2,957	3,086
#89FT1	3,129	3,340

#80PN1	2,958	3,089
#89FG2	3,056	3,237
#88LL1	3,618	3,544
#03SS1	-	399
RSE Collection	22,554	87,596
Total Expenses	$162,920	$219,671

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

Asset Acquisitions, Purchase Options and Asset Sales

Details of the Underlying Assets acquired or for which we entered into purchase option agreements or purchase agreements during the Current Period and the Prior Period are listed in the Master Series Table and summarized in the table below. We typically acquire Underlying Assets through the following methods.

1)  Upfront purchase – the Company acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

2)  Purchase agreement – the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing

3)  Purchase option agreement – the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

4)  Consignment agreement – the Company enters into a consignment agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset and under which the Company takes possession of the Underlying Asset during a consignment period

In addition to acquiring Underlying Assets, from time to time the Company receives take-over offers for certain Underlying Assets. Per the terms of the Company’s Fifth Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”), the Company, together with the Manager’s Advisory Board evaluates the offers and determines if it is in the interest of the Investors to sell the Underlying Asset. In certain instances, the Company may decide to sell an Underlying Asset that is on the books of the Company but not yet transferred to a particular Series, because no Offering has yet occurred. In these instances, the anticipated Offering related to such Underlying Assets will be cancelled.

Details on the Underlying Assets acquired or for which we entered into purchase option agreements or purchase agreements, or which have subsequently been sold, are listed in the Master Series Table and summarized in the table below.

	# of Assets Sold	Total Value of Assets Sold	# of Assets Acquired	Total Value Assets Acquired ($)	# of Purchase Option Agreements	Total Value of Purchase Option Agreements ($)	# of Purchase Agreements	Total Value of Purchase Agreements ($)	Grand Total #	Grand Total Value ($)
2020	(3)	($856,992)	0	$0	0	$0	0	$0	(3)	($856,992)
2021	(1)	($365,000)	20	$1,265,376	1	$42,000	4	$276,500	24	$1,218,876
Cumulative Total:	(4)	($1,221,992)	20	$1,265,376	1	$42,000	4	$276,500	21	$361,884

Note: Table represents agreements signed within the respective periods and value of Underlying Assets represented by the agreements.

The following table shows the assets that were sold during the Current Period and the Prior Period:

Series	Underlying Asset	Date of Sale Agreement	Total Sale Price	Initial Purchase Price	Carrying Value	Gain on Sale / (Loss)	Corporate Level Taxes on Gain on Sale	Total Initial Offering Price / Per Interest	Total Distribution to Investors / Per Interests
1990 Mercedes 190E 2.5-16 Evo II (1)		1/31/2020	$235,000	$251,992	$262,766	($27,766)
1972 Ferrari 365 GTC/4 (1)		9/10/2020	$200,000	$275,000	$275,987	$0 (3)
#03SS1 (2)	2003 Saleen S7	9/27/2020	$420,000	$330,000	$332,750	$87,250	$18,373	$375,000 / $125.00	$420,000 / $140.00
#06FG1	2006 Ford GT	06/09/2021	$365,000	$309,000	$309,286	$55,714	$9,635	$320,000 / $64.00	$357,700 / $71.54

Note: Total Distribution to Interest Holders includes cash on balance sheet of Series and is net of corporate level taxes on gain on sale.

(1)At the time of the sale the Underlying Asset was still owned by the Company not by any Series.

(2)The Manager made an additional capital contribution to the Series to cover corporate level taxes on the gain on sale.

(3)An impairment was booked for this asset in 2020 for $75,987.

For all series for which assets were sold during the Current Period and the Prior Period, the average distribution to investors per Interest per Series was $71.54 and $140.00, respectively.

The Series designated in the table below have sold their primary operating asset during the Current Period and Prior Period. As a result, the Company has recorded a provision for income taxes using an effective tax rate as shown below:

Provision for income taxes
	Current Period	Prior Period
Series	#06FG1	#03SS1
Income before provision for income taxes, gross	53,900	86,851
Taxed at federal and statutory rate	21%	21%
Tax at statutory rate	11,319	18,239
Reversal of valuation allowance	(1,802)	-
Other	118	134
Provision for income taxes	$9,635	$18,373

See “Note C - Related Party Transactions”, “Note D -Debt”, and “Note A - Asset Dispositions” of our accompanying Notes to Consolidated Financial Statements for additional information on asset acquisitions.

Liquidity and Capital Resources

Since inception, the Company and each Series have financed their business activities through capital contributions to the Company and individual Series from the Manager (or its affiliates). Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings for individual Series may be used to create reserves for future Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses of our accompanying Notes to the Consolidated Financial Statements) for such individual Series at the sole discretion of the Manager.

The Company has experienced recurring net losses and negative operating cash flows since inception and neither the Company nor any of the Series has generated revenues or profits in the Current Period or Prior Period, except in connection with the sale of certain Underlying Assets for gains. (see Note A – Description of Organization and Business Operations – Asset Dispositions of our accompanying Notes to the Consolidated Financial Statements).

On a total consolidated basis, the Company generated the following: Income / (Loss), Net Working Capital, and Accumulated Deficits. Additionally, each listed Series for which an Underlying Asset was owned as of the end of the Current Period and the end of the Prior Period has incurred net losses since their respective dates of acquisition and have an accumulated deficit at the end of each of the Current Period and the Prior Period.

Period	Income / (Loss)	Net Working Capital	Accumulated Deficit
2020	($178,560)	($294,671)	($558,167)
2021	($116,841)	($1,133,311)	($715,961)

All of the liabilities on the balance sheet as of the end of the Current Period are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future Offerings for the various Series of Interests. RSE Markets, Inc. has agreed to provide the Company and each Series the financial support sufficient to meet the Company’s and each Series’ financial needs for the twelve months following the date of this filing.

Cash and Cash Equivalent Balances

As of the end of each of the Current Period and the Prior Period, the Company and the Series for which Closings had occurred, had cash or cash equivalents balances as follows:

Cash Balance
Applicable Series	12/31/2021	12/31/2020
#77LE1	$2,780	$2,780
#69BM1	4,149	4,149
#55PS1	2,214	2,214
#95BL1	1,000	1,000
#89PS1	1,271	1,271
#90FM1	485	485
#83FB1	2,485	2,485
#98DV1	2,500	2,500
#93XJ1	1,485	1,485
#02AX1	1,985	1,985
#99LE1	1,985	1,985
#91MV1	984	984
#92LD1	1,853	1,853
#94DV1	1,984	1,984
#72MC1	4,989	4,989
#06FG1	9,800	2,500
#11BM1	2,000	2,000
#80LC1	3,504	3,504
#02BZ1	3,000	3,000
#88BM1	2,000	2,000
#63CC1	1,999	1,999
#76PT1	1,999	1,999
#75RA1	2,649	2,649
#65AG1	3,700	3,700
#93FS1	3,050	3,050
#90MM1	1,799	1,799
#61JE1	2,898	2,898
#88PT1	4,148	4,148
#65FM1	2,300	2,300
#94LD1	4,550	4,550
#99SS1	3,064	3,064
#94FS1	2,962	2,962
#61MG1	4,197	4,197
#92CC1	2,412	2,412
#89FT1	1,714	1,714
#80PN1	3,662	3,662
#89FG2	3,288	3,288
#88LL1	5,489	5,489
#03SS1	-	23,641
Total Series Cash Balance	$108,333	$124,672
RSE Collection	10,733	8,815

Total Cash Balance	$119,066	$133,487

Note: Series #77LE1 Interests were issued under Rule 506(c) and, as such, Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

Note: Only includes Series for which an Offering has closed. RSE Collection cash balance represents loans or capital contributions to be used for future payment of Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses of our accompanying Notes to the Consolidated Financial Statements).

Financial Obligations of the Company

On November 24, 2020 RSE Markets and Rally Holdings replaced its original 2019 $2.25 million demand note with a $10.0 million credit facility (the “CF”) with Upper90 Capital Management, LP. While amounts borrowed under the CF can be used to make purchases of Collectible Assets to become Underlying Assets, neither the Company nor any Series is a borrower under the CF, neither is responsible for repayment of any amounts outstanding, and neither is jointly and severally liable under the CF. RSE Markets has drawn upon the CF on two separate times, November 24, 2020 and January 29, 2021 (each such date, the “Credit Date”). The CF has an interest rate of 15.00% per annum, and a maturity date for each tranche of the earlier of (i) the two-year anniversary of the Credit Date of the respective tranche, and (ii) November 24, 2024 (or such earlier date on which the Loans become due and payable). It contains covenants and indemnification obligations that are customary for credit arrangements of this type. As of December 31, 2021, RSE Markets had $10.0 million drawn on the CF. For further information on the CF, please find the Credit Agreement attached hereto as Exhibit 6.4 dated November 24, 2020.

From time to time the Asset Manager, affiliates of the Manager or third parties may make non-interest-bearing payments or loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing payments or loans plus accrued interest, as the case may be, used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

See “Note A – Description of Organization and Business Operations – Liquidity and Capital Resources” and “Note D – Debt” of our accompanying Notes to the Consolidated Financial Statements for additional information. See “Item 2. Management’s Discussion and Analysis – Historical Investments in Underlying Assets – Current Period” for additional information on Purchase Option Agreements and amounts borrowed to facilitate the purchase of the Underlying Assets.

Recent Developments

The following sets forth updated information with respect to events that have occurred since December 31, 2021.

Event	Description
Offerings Opened	33
Offerings Closed	21
Underlying Assets Purchased	4 Purchase Agreement signed 1 Purchase Option Agreements signed 37 Upfront Purchase Agreements signed
Underlying Assets Sold	0
Acquisition Expenses	$3,817

ITEM 3. DIRECTORS AND OFFICERS

The following individuals constitute the Board of Directors, executive management, and significant employees of RSE Markets, the sole member of the Asset Manager:

Name(1)	Age	Position	Term of Office (Beginning)
Christopher J. Bruno	41	Founder, President & Director	05/2016
George J. Leimer	56	Chief Executive Officer & Director	8/2020
Robert A. Petrozzo	39	Chief Product Officer	06/2016
Maximilian F. Niederste-Ostholt	42	Chief Financial Officer	08/2016
Vincent DiDonato	44	Chief Technology Officer	10/2019
Greg Bettinelli	49	Director	07/2018
Joshua Silberstein	47	Director	10/2016
Ryan Sweeney	44	Director	04/2021

(1)Each of the directors of RSE Markets was elected as a director pursuant to a voting agreement among RSE Markets and certain stockholders of RSE Markets. There are no family relationships between any director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

Background of Officers and Directors of RSE Markets

The following is a brief summary of the background of each director and executive officer of RSE Markets:

Christopher J. Bruno, Founder, President & Director

Chris is a serial entrepreneur who has developed several online platform businesses. In 2013, Chris co-founded Network of One, a data-driven content investment platform focused on the YouTube market where he worked until 2016.  Prior to Network of One, Chris co-founded Healthguru, a leading health information video platform on the web (acquired by Propel Media, Inc., OTC BB: PROM) where he worked from 2005 to 2013.

Chris began his career working in venture capital at Village Ventures where he invested in early-stage companies across the online media, telecommunications, software, medical devices, consumer products and e-commerce industries. Chris worked at Village Ventures from 2002 to 2005.

From 2004 to 2005, Chris also worked as an analyst directly for the management team of Everyday Health (NYSE: EVDY) during its growth phase.

Chris graduated magna cum laude with Honors from Williams College with a degree in Economics and received his Master of Business Administration, beta gamma sigma, from the NYU Stern School of Business with a specialization in Finance and Entrepreneurship.

George Leimer, Chief Executive Officer & Director

George is a seasoned business and technology executive with extensive experience working in a diverse collection of industries ranging from e-commerce, content-creation, consumer internet, and entertainment. He has hands-on knowledge gained from direct leadership in general management, product development, and product marketing roles and early-stage experience from company formation through fund-raising, launch/operation and acquisition.

Most recently George was the Senior Vice President of data platforms at Disney where he led the transformation of The Walt Disney Company’s consumer identity platform from an on-premises monolithic architecture to a highly available and scalable cloud-based solution. He led both technology and product groups at ESPN as a Vice President from 2013-2018 building products and running development groups.

From 2007 until 2009 George was a senior manager of online store merchandising at Apple. He had an entrepreneurial hiatus from Apple from 2009 until 2012 in which cofounded BigDeal.com, a hybrid gaming/ecommerce business. He returned to Apple in 2012 where he was the director of online store merchandising until he departed for ESPN in 2013.

George held various senior operations and technology roles at eBay and subsidiary Half.com from 1999 until 2007. In his tenure at eBay, George launched various services and led a portfolio of businesses generating $2 billion in annual gross merchandise sales.

George graduated from Widener University in 1987 with a bachelor’s in Management and an MIS Concentration.

Robert A. Petrozzo, Chief Product Officer

Rob is a designer and creative thinker who has led the development of multiple award-winning technology platforms in both the software and hardware arenas.  For the past decade, he has specialized in the product design space having created authoring components, architected the front-end of distribution platforms, and designed interactive content platforms for both consumers & enterprises. Immediately prior to joining the Asset Manager, he led the UX & UI effort at computer vision & robotics startup KeyMe, building interactive products from the ground up and deploying both mobile and kiosk-based software nationwide. Rob worked at KeyMe from 2014 to 2016.

His previous roles include internal software design for Ares Management (2013 to 2014), and Creative Director at ScrollMotion (2010 to 2013), where he led a team of content creators and product developers to release a fully integrated authoring tool and over 300 custom enterprise apps for Fortune 50 and 100 clientele across 12 countries including Hearst, Roche, J&J, Genentech, and the NFL.

Rob received his degree in User-Centered Design with a peripheral curriculum in User Psychology from the University of Philadelphia.

Maximilian F. Niederste-Ostholt, Chief Financial Officer

Max has spent nine years in the finance industry, working in the investment banking divisions of Lehman Brothers from 2007 to 2008 and Barclays from 2008 to 2016.  At both firms he was a member of the healthcare investment banking group, most recently as Director focused on M&A and financing transactions in the Healthcare IT and Health Insurance spaces. Max has supported the execution of over $100 billion of financing and M&A transactions across various sectors of the healthcare space including buy-side and sell-side M&A assignments and financings across high grade and high yield debt, equities, and convertible financings.  Work performed on these transactions included amongst other aspects, valuation, contract negotiations, capital raising support and general transaction execution activities.

Prior to his career in investment banking, Max worked in management consulting at A.T. Kearney from 2002 to 2005, where he focused on engagements in the automotive, IT and healthcare spaces. During this time, he worked on asset sourcing, logistics and process optimization projects.

Max graduated from Williams College with a Bachelor of Arts in Computer Science and Economics and received Master of Business Administration, beta gamma sigma, from NYU’s Stern School of Business.

Vincent A. DiDonato, Chief Technology Officer

Vincent brings more than 20 years of technology and web application development experience with a focus on SaaS-based B2C and B2B platforms. Most recently, Vincent was VP of Engineering at Splash, where he helped build and lead a global engineering team.

Prior to Splash, Vincent spent over five years working as SiteCompli's VP of Technology & Engineering where he oversaw the direction and execution of SiteCompli's technology strategy as well as managed onshore and offshore software engineering operations.

Vincent's previous roles include director and engineering capacities with American Express and NYC & Company, where he led, architected and implemented multi-million-dollar product and platform launches.

Greg Bettinelli, Director

Greg has over 20 years of experience in the Internet and e-commerce industries.

In 2013 he joined the venture capital firm Upfront Ventures as a Partner and is focused on investments in businesses at the intersection of retail and technology. One of Greg's most notable investments, Ring, was acquired by Amazon for $1 billion in 2018.

Prior to joining Upfront Ventures, from 2009 to 2013, Greg was the Chief Marketing Officer for HauteLook, a leading online flash-sale retailer which was acquired by Nordstrom, Inc. in March 2011 for $270 million.

Before joining HauteLook, from 2008 to 2009, Greg served as Executive Vice President of Business Development and Strategy at Live Nation, where he was responsible for the strategic direction and key business partnerships for Live Nations' ticketing and digital businesses. Prior to Live Nation, from 2003 to 2008, Greg held a number of leadership positions at eBay, including Sr. Director of Business Development for StubHub and Director of Event Tickets and Media. While at eBay, Greg played a lead role in eBay's acquisition of StubHub in 2007 for $307 million.

 Earlier in his career, Greg held a number of roles in marketing, finance, and business development at companies in the financial services and healthcare industries.

 Greg holds a Bachelor of Arts in Political Science from the University of San Diego and a Master of Business Administration from Pepperdine University's Graziadio School of Business and Management.

Joshua Silberstein, Director

Joshua is a seasoned operator and entrepreneur with in excess of 15 years of experience successfully building companies – as a founder, investor, board member, and CEO.

Joshua co-founded Healthguru in 2006 and led the company from idea to exit in 2013.  When Healthguru was acquired by Propel Media, Inc. (OTC BB: PROM), a publicly traded video syndication company, in 2013, Healthguru was a leading provider of health video on the web (as of 2013 it had 917 million streams and a 49.1% market share in health videos).

After the acquisition, Joshua joined Propel Media as President and completed a transformative transaction that quadrupled annual revenue and dramatically improved profitability.  When the deal – a reverse merger – was completed, it resulted in an entity with over $90 million in revenue and approximately $30 million in EBITDA.

In the past several years, Joshua has taken an active role with more than a dozen companies (with approximately $3 million to $47 million in revenue) – both in operating roles (Interim President, Chief Strategy Officer) and in an advisory capacity (to support a capital raise or lead an M&A transaction).

Earlier in his career, Joshua was a venture capitalist at BEV Capital, where he was part of teams that invested nearly $50 million in early-stage consumer businesses (including Alloy.com and Classmates Online) and held a number of other senior operating roles in finance, marketing, and business development.

Joshua has a BS in Economics from the Wharton School (summa cum laude) and a Master of Business Administration from Columbia University (beta gamma sigma).

Ryan Sweeney, Director

In 2009, Ryan joined the venture capital firm, Accel, as a Partner and is focused on investments in businesses at the intersection of consumer services and technology. One of Ryan’s most notable investments, Qualtrics, was acquired by SAP for $8 billion in 2018.

Prior to joining Accel, from 2000 to 2008, Ryan led technology growth investments at Summit Partners in the Boston area.

Before joining Summit Partners Ryan worked at William Blair & Company, LLC, and held a number of leadership positions at North Bridge Growth Equity and National Mentor Holdings, Inc.

Earlier in his career, Ryan held a number of roles in finance and business development at companies in the investment banking and private equity industries.

Ryan grew up in New Jersey and holds a BBA in Finance and Business Economics from the University of Notre Dame and a Master of Business Administration from Harvard Business School.

Advisory Board

Responsibilities of the Advisory Board

The Advisory Board may support the Company, the Asset Manager, the Manager and RSE Markets. The Advisory Board may review the Company’s relationship with, and the performance of, the Manager, and approve the terms of any material or related-party transactions. In addition, the Advisory Board assists with, and makes recommendations with respect to the following:

(1) Approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

(2) Evaluating all asset acquisitions;

(3) Evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and the Interest Holders;

(4) Reviewing material conflicts of interest that arise, or are reasonably likely to arise with the Managing Member, on the one hand, and the Company, a Series or the Interest Holders, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand;

(5) Approving any material transaction between the Company or a Series, on the one hand, and the Manager or any of its affiliates, another Series or an Interest Holder, on the other hand, other than for the purchase of Interests;

(6) Reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to Interest Holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to Interest Holders are in accordance with our policies; and

(7) Approving any service providers appointed by the Manager or the Asset Manager in respect of the Underlying Assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  The members of the Advisory Board are not managers or officers of the Company, the Manager or the Asset Manager, or any Series and do not have fiduciary or other duties to the Interest Holders of any Series.

Compensation of the Advisory Board

The Asset Manager will compensate members of the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, their costs will not be borne by any given Series of Interests, although members of the Advisory Board may be reimbursed by a Series for out-of-pocket expenses incurred by such Advisory Board member in connection with a Series of Interests (e.g., travel related to evaluation of an asset).

Members of the Advisory Board

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the Asset Class. We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations, and negotiations. To date, three individuals have formally joined the Manager’s Advisory Board:

Dan Gallagher

Dan has extensive public and private sector experience in regulatory matters, financial markets, and corporate legal affairs and governance.

Dan is currently the Chief Legal and Corporate Affairs Officer of Robinhood Markets, Inc., and is a member of the advisory boards of both the Institute for Law and Economics at the University of Pennsylvania and the Center for Corporate Governance, Raj & Kamla Gupta Governance Institute, LeBow College of Business, Drexel University.

Dan initially began his career in private practice, advising clients on broker-dealer regulatory issues and representing clients in SEC and SRO enforcement proceedings. Dan then served on the SEC staff in several capacities, including as counsel to both Commissioner Paul Atkins and Chairman Christopher Cox, and from 2008 to 2010 as deputy director and co-acting director of the Division of Trading and Markets. While serving as deputy director and co-acting director, he was on the front lines of the agency’s response to the financial crisis, including representing the SEC in the Lehman Brothers liquidation.

Dan served as an SEC commissioner from 2011 to 2015. While serving as commissioner, he advocated for a comprehensive review of equity market structure, championed corporate governance reform and pushed to improve the SEC’s fixed income market expertise. Prior to joining Robinhood in 2020, Dan was a partner of and deputy chair of the securities department at the international law firm WilmerHale.

Dan is currently a partner of and deputy chair of the securities department at the international law firm WilmerHale and is a member of the advisory boards of both the Institute for Law and Economics at the University of Pennsylvania and the Center for Corporate Governance, Raj & Kamla Gupta Governance Institute, LeBow College of Business, Drexel University.

Dan earned his JD, magna cum laude, from the Catholic University of America, where he was a member of the law review and graduated from Georgetown University with a BA in English.

Arun Sundararajan

Arun is a Professor and the Robert L. and Dale Atkins Rosen Faculty Fellow at New York University’s (NYU) Stern School of Business, and an affiliated faculty member at many of NYU’s interdisciplinary research centers, including the Center for Data Science and the Center for Urban Science and Progress. He joined the NYU Stern faculty in 1998.

Arun’s research studies how digital technologies transform business, government and civil society. His current research topics include digital strategy and governance, crowd-based capitalism, the sharing economy, the economics of automation, and the future of work. He has published over 50 scientific papers in peer-reviewed academic journals and conferences, and over 30 op-eds in outlets that include The New York Times, The Financial Times, The Guardian, Wired, Le Monde, Bloomberg View, Fortune, Entrepreneur, The Economic Times, LiveMint, Harvard Business Review, Knowledge@Wharton and Quartz. He has given more than 250 invited talks at industry, government and academic forums internationally. His new book, “The Sharing Economy,” was published by the MIT Press in June 2016.

Arun is a member of the World Economic Forum’s Global Futures Council on Technology, Values and Policy. He interfaces with tech companies at various stages on issues of strategy and regulation, and with non-tech companies trying to understand how to forecast and address changes induced by digital technologies. He has provided expert input about the digital economy as part of Congressional testimony, and to various city, state and federal government agencies.

Arun holds a Ph.D. in Business Administration and an M.S. in Management Science from the University of Rochester, and a B. Tech. in Electrical Engineering from the Indian Institute of Technology, Madras.

Roger Wiegley

Roger has over 30 years of legal and risk management experience.  He is a practicing attorney through his company Roger Wiegley Law Offices, which he started in 2013.  He is also a senior adviser to KPMG (insurance and reinsurance) as well as a consultant to several AXA companies in Europe and the United States, and he is the founder and a director of Global Risk Consulting, Ltd., a UK consulting company.

Roger spent the first 18 years of his career practicing law at Sullivan & Cromwell; Sidley & Austin; and Pillsbury Winthrop Shaw Pittman, focused on clients in the financial sector.  From 1998 to 2001 he was the chief counsel for the commercial bank branches of Credit Suisse First Boston in the Americas and served as Head of Regional Oversight for CSFB in the Asia-Pacific Region. He held various other general counsel and legal positions at various companies including Winterthur Swiss Insurance Company and Westmoreland Coal Company from 2001 to 2007.  From 2008 to 2013, Roger was the Global General Counsel of AXA Liabilities Managers.

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company. The executive officers of RSE Markets manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Asset Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager may receive Sourcing Fees and reimbursement for costs incurred relating to the Offering described herein and other Offerings (e.g., Offering Expenses and Acquisition Expenses). Neither the Manager nor the Asset Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

The annual compensation of the Manager was as follows for the fiscal year ended December 31, 2021.

Year	Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
2021	RSE Collection Manager, LLC	Manager	$0	$0	$0

The Manager will receive Sourcing Fees for each subsequent Offering for Series of Interests in the Company that closes as detailed in the “Use of Proceeds” section of the respective Offerings. Additional details on Sourcing Fees received by the Manager can be found in the Master Series Table.

In addition, should a Series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the Series, the Asset Manager may receive a Management Fee as described in “Note F – Free Cash Flow Distributions and Management Fees.”

A more complete description of Management of the Company is included in “Note F – Free Cash Flows Distributions and Management Fees.”

ITEM 4. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own at least 1% of the Interests in each Series acquired on the same terms as the other Investors. The address of the Manager is 250 Lafayette Street, 2nd Floor, New York, NY 10012.

As of the end of the Current Period, the securities of the Company are beneficially owned as follows:

Title of class	Closing Date	Total Interests Offered	Interest Owned by Manager (1) (2)	Total Offering Value
Interest - Series #77LE1 (3)	4/13/2017	2,000	101 / 5%	$77,700
Interest - Series #69BM1	2/7/2018	2,000	107 / 5%	$115,000
Interest - Series #85FT1	2/15/2018	2,000	105 / 5%	$165,000
Interest - Series #88LJ1	4/12/2018	2,000	96 / 5%	$135,000
Interest - Series #55PS1	6/6/2018	2,000	369 / 18%	$425,000
Interest - Series #95BL1	7/12/2018	2,000	20 / 1%	$118,500
Interest - Series #89PS1	7/31/2018	2,000	20 / 1%	$165,000
Interest - Series #90FM1	7/31/2018	2,000	20 / 1%	$16,500
Interest - Series #83FB1	9/5/2018	5,000	50 / 1%	$350,000
Interest - Series #98DV1	10/10/2018	2,000	20 / 1%	$130,000
Interest - Series #93XJ1	11/6/2018	5,000	55 / 1%	$495,000
Interest - Series #02AX1	11/30/2018	2,000	20 / 1%	$108,000
Interest - Series #99LE1	12/4/2018	2,000	20 / 1%	$69,500
Interest - Series #91MV1	12/7/2018	2,000	20 / 1%	$38,000
Interest - Series #92LD1	12/26/2018	3,000	1418 / 47%	$165,000
Interest - Series #94DV1	12/26/2018	2,000	392 / 20%	$57,500
Interest - Series #72MC1	1/4/2019	2,000	20 / 1%	$124,500
Interest - Series #11BM1	1/25/2019	2,000	756 / 38%	$84,000
Interest - Series #80LC1	2/8/2019	5,000	50 / 1%	$635,000
Interest - Series #02BZ1	2/8/2019	3,000	1151 / 38%	$195,000
Interest - Series #88BM1	2/25/2019	3,000	1199 / 40%	$141,000
Interest - Series #63CC1	3/18/2019	2,000	20 / 1%	$126,000
Interest - Series #76PT1	3/22/2019	3,000	30 / 1%	$189,900
Interest - Series #75RA1	4/9/2019	3,000	61 / 2%	$84,000
Interest - Series #65AG1	4/16/2019	2,000	20 / 1%	$178,500
Interest - Series #93FS1	4/22/2019	2,000	20 / 1%	$137,500
Interest - Series #61JE1	4/26/2019	3,000	404 / 13%	$246,000
Interest - Series #90MM1	4/26/2019	5,000	50 / 1%	$26,600
Interest - Series #65FM1	7/18/2019	2,000	20 / 1%	$82,500
Interest - Series #88PT1	7/18/2019	2,200	22 / 1%	$66,000
Interest - Series #94LD1	8/6/2019	5,000	120 / 2%	$597,500
Interest - Series #99SS1	9/11/2019	1,000	10 / 1%	$137,500
Interest - Series #94FS1	9/17/2019	2,000	19 / 1%	$145,000
Interest - Series #61MG1	9/30/2019	5,000	538 / 11%	$340,000

Interest - Series #92CC1	10/2/2019	2,000	19 / 1%	$52,500
Interest - Series #89FT1	10/11/2019	4,000	201 / 5%	$180,000
Interest - Series #80PN1	11/6/2019	5,000	49 / 1%	$48,000
Interest - Series #89FG2	11/14/2019	1,700	17 / 1%	$127,500
Interest - Series #88LL1	12/8/2019	2,000	429 / 21%	$292,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold.

(1)All ownership is direct unless otherwise indicated.  Upon the designation of the Series, the Asset Manager became the initial member holding 100% of the Interest in the Series.  Upon the Closing of the Offering, the Asset Manager must own at least 1%.  None of the officers or directors of RSE Markets owns any Interests of any of the Series.

(2)RSE Collection Manager, LLC is the Manager of each of the Series.  The Manager’s address is 250 Lafayette Street, 2nd Floor, New York, NY 10012.  The Manager’s sole member is Rally Holdings, and Rally Holdings is wholly owned by RSE Markets.  George Leimer, Chief Executive Officer and Manager of Rally Holdings, may be deemed the beneficial owner of the Interests owned by the Manager within the meaning of Section 13(d) under the Exchange Act.  The address of Mr. Leimer is the same as that of the Manager.

(3)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D. All other Interests in Series of the Company were issued under Tier 2 of Regulation A.

Without conceding that the Interests in any Series of the Company constitute “voting securities” under Rule 405 of the Securities Act (based on the limited voting rights provided under the Company’s Operating Agreement), in accordance with the SEC Staff’s request, we agree to provide a table disclosing the information called for under Item 12 of Form 1-A with respect to each person that holds in excess of 10% of the Interests of a Series of the Company.  The following table sets forth information with respect to the number of units of each of our Series beneficially owned by all persons who own more than ten percent of any Series as of December 31, 2021:

Title of class	Beneficial Owner	Number of Interest Owned	Percent of Class
#63CC1	Julien Williams (1)	200	10%
#72MC1	Don Rose (2)	642	32%
#77LE1	Maarten De Jong (3)	200	10%
#89PS1	Julien Williams (1)	200	10%
#89PS1	Michael Parchment (4)	1,171	59%
#90FM1	Joseph Amodio (5)	300	15%
#91MV1	Robert Wall (6)	311	16%
#99SS1	Robert Wall (6)	140	14%

(1)Mr. Williams’ address is 2333 Port Lerwick Pl, Newport Beach, CA 92660, USA 92660.

(2)Mr. Rose’s address is 37 Warren St, Salem, MA 01970, USA 1970.

(3)Mr. De Jong’s address is 476 Broadway 5F, New York, NY 10013.

(4)Mr. Parchment’s address is 2 Covewood Dr, Norwalk, CT 06853.

(5)Mr. Amodio’s address is 174 Sheridan Dr, Tonawanda, NY 14150, USA 14150.

(6)Mr. Wall’s address is 531 S Green St, Nazareth, PA 18064, USA 18064.

ITEM 5. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the Offerings of membership Interests in each Series. By purchasing an Interest in a Series of Interests, the Investor is admitted as a member of the Series and will be bound by the Operating Agreement. Under the Operating Agreement, each Investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and Advisory Board members.

Officer and Affiliate Loans

From time to time, affiliates of the Manager and their individual officers may make loans to the Company to facilitate the purchase of Underlying Assets prior to the Closing of a Series’ Offering. It is anticipated that each of the loans and related interest will be paid by the Company through proceeds of the Offering associated with a Series. Once the Series repays the Company and other parties, such as the Manager, the BOR and the Custodian and their respective affiliates, from the proceeds of a closed Offering, the Underlying Asset would then be transferred to the related Series and it is anticipated that no Series would bear the economic effects of any loan made to purchase any other Underlying Asset.

From time to time the Asset Manager, affiliates of the Manager or third parties may make non-interest-bearing payments or loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing payments or loans plus accrued interest, as the case may be, used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

As of the end of each of the Current Period and the Prior Period, amounts outstanding due to Manager and affiliates are shown as below:

Period	Due to the Manager and its Affiliates
2020	$408,509
2021	$1,230,157

During the Current Period and Prior Period, the Company entered into agreements with an Advisory Board Member to acquire Collectible Assets, which are summarized in the table below.

Series	Agreement Type	Date of Agreement	Purchase Price	Percent Interests Owned by Asset Seller on Close	Asset Seller
#82TAYLOR	Upfront Purchase	10/25/2021	$10,200	0%	Goldin Auctions
#05JAYZ	Upfront Purchase	8/30/2021	$15,600	0%	Goldin Auctions
#DKCOUNTRY	Upfront Purchase	9/19/2021	$13,200	0%	Goldin Auctions

Note: Ken Goldin, a member of the Advisory Board, is the Founder and Executive Chairman of Goldin Auctions.

ITEM 6. OTHER INFORMATION

None.

ITEM 7.  FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED DECEMBER 31, 2021 AND 2020

CONTENTS

PAGE

RSE COLLECTION, LLC AND VARIOUS SERIES:

Years Ended December 31, 2021 and 2020 Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting FirmF-1

Consolidated Balance SheetsF-3

Consolidated Statements of OperationsF-17

Consolidated Statements of Members’ Equity F-31

Consolidated Statements of Cash Flows F-38

Notes to Consolidated Financial Statements F-52

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

RSE Collection, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of RSE Collection, LLC (the “Company”) on a consolidated basis and for each listed Series as of December 31, 2021 and 2020, and the related consolidated statements of operations, members’ equity, and cash flows for the Company on a consolidated basis and for each listed Series for each of the years then ended, and the related notes (collectively referred to as the “financial statements”).  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company and each listed Series as of December 31, 2021 and 2020, and the results of their operations and their cash flows for the Company and each listed Series for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the Company’s financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Valuation of Collectible Assets

As described in Note B6 to the financial statements, collectible assets of the Company and each listed Series are reported at carrying amount, which includes cost-basis purchase price, any capitalized acquisition expenses, and any adjustments for impairment charge. The purchase price for the assets held by the Company and each listed series is predicated on the asset’s authenticity, which is supported by authenticity documentation that the Company obtains upon purchase. There is judgment involved in the authentication for these assets that the Company obtains based on the source of the authentication. As of December 31, 2021, there were fifty-three collectible assets held by the Company and each listed Series with a total carrying value of $7,804,039.

We identified the valuation of collectible assets as a critical audit matter due to potential for inappropriate valuation of an asset as a result of a lack of authenticity. For certain assets management relied on the judgment of authenticators on the purchase of the asset, which will determine the carrying value and also creates a certain level of subjectivity as whether the carrying value of the asset is appropriate. As a result, we identified this as a significant risk that the carrying value of collectible assets could be misstated. This in turn led to a high degree of auditor judgement, subjectivity, and effort in performing procedures.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included gaining an understanding of the controls in place relating to obtaining authenticity on the purchase of assets, evaluating evidence for insurance coverage in place during the audit period that protects against counterfeits, testing and evaluating management’s analysis of authentication on an asset as of the reporting date, physically observing the assets, review the authenticity documentation, evaluating the reputation of authenticators, and evaluating the reasonableness of the significant assumptions used by management in its ongoing assessments.

/s/ EisnerAmper LLP

We have served as the Company’s auditor since 2017.

EISNERAMPER LLP

New York, New York

April 22, 2022

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2021

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1	Series #89PS1
Assets
Current Assets
Cash and Cash Equivalents	$4,149	$-	$-	$2,214	$1,000	$1,271
Pre-paid Insurance	-	-	-	-	-	-
Total Current Assets	4,149	-	-	2,214	1,000	1,271

Collectible Asset - Owned	106,266	175,826	132,382	408,386	114,581	160,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$110,415	$175,826	$132,382	$410,600	$115,581	$161,271

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$300	$300	$300	$300	$340	$300
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	300	300	300	300	340	300
Members' Equity
Membership Contributions	111,236	163,883	133,508	422,131	116,742	161,521
Capital Contribution for Operating Expense	13,900	16,146	15,262	31,995	12,161	11,286
Capital Contribution for loss at Offering close	-	12,344	-	3,357	444	-
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)	(1,645)	(250)
Retained Earnings / (Accumulated Deficit)	(14,200)	(16,446)	(15,562)	(32,294)	(12,461)	(11,586)
Members' Equity	110,115	175,526	132,082	410,300	115,241	160,971
TOTAL LIABILITIES AND MEMBERS' EQUITY	$110,415	$175,826	$132,382	$410,600	$115,581	$161,271

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2021

	Series #90FM1	Series #83FB1	Series #98DV1	Series #93XJ1	Series #02AX1
Assets
Current Assets
Cash and Cash Equivalents	$485	$2,485	$2,500	$1,485	$1,985
Pre-paid Insurance	-	-	-	-	-
Total Current Assets	485	2,485	2,500	1,485	1,985

Collectible Assets - Owned	14,786	332,806	122,544	488,586	101,786
Other Assets	-	-	-	-	-
TOTAL ASSETS	$15,271	$335,291	$125,044	$490,071	$103,771

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$300	$300	$300	$-	$300
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	300	300	300	-	300
Members' Equity
Membership Contributions	15,446	335,691	125,757	487,801	104,452
Capital Contribution for Operating Expense	10,852	13,801	11,255	6,953	10,210
Capital Contribution for loss at Offering close	-	-	-	7,373	-
Distribution to RSE Collection	(175)	(400)	(713)	(5,103)	(681)
Retained Earnings / (Accumulated Deficit)	(11,152)	(14,101)	(11,555)	(6,953)	(10,510)
Members' Equity	14,971	334,991	124,744	490,071	103,471
TOTAL LIABILITIES AND MEMBERS' EQUITY	$15,271	$335,291	$125,044	$490,071	$103,771

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2021

	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Series #72MC1
Assets
Current Assets
Cash and Cash Equivalents	$1,985	$984	$1,853	$1,984	$4,989
Pre-paid Insurance	-	-	-	-	-
Total Current Assets	1,985	984	1,853	1,984	4,989

Collectible Asset - Owned	64,271	35,437	158,042	52,787	115,562
Other Assets	-	-	-	-	-
TOTAL ASSETS	$66,256	$36,421	$159,895	$54,771	$120,551

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$300	$300	$300	$300	$300
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	140	-	-
Total Liabilities	300	300	440	300	300
Members' Equity
Membership Contributions	66,699	36,621	160,430	54,771	120,551
Capital Contribution for Operating Expense	10,254	10,011	10,677	10,131	10,266
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(443)	(200)	-	-	-
Retained Earnings / (Accumulated Deficit)	(10,554)	(10,311)	(11,652)	(10,431)	(10,566)
Members' Equity	65,956	36,121	159,455	54,471	120,251
TOTAL LIABILITIES AND MEMBERS' EQUITY	$66,256	$36,421	$159,895	$54,771	$120,551

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2021

	Series #06FG1	Series #11BM1	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1
Assets
Current Assets
Cash and Cash Equivalents	$9,800	$2,000	$3,504	$3,000	$2,000	$1,999
Pre-paid Insurance	-	-	-	-	-	-
Total Current Assets	9,800	2,000	3,504	3,000	2,000	1,999

Collectible Asset - Owned	-	79,786	612,439	186,301	136,465	120,286
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$9,800	$81,786	$615,943	$189,301	$138,465	$122,285

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$300	$300	$300	$300	$300
Income Taxes Payable	9,635	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	165	-	-	-	-	-
Total Liabilities	9,800	300	300	300	300	300
Members' Equity
Membership Contributions	-	82,286	616,716	189,601	138,765	122,586
Capital Contribution for Operating Expense	-	9,414	13,147	10,931	9,868	9,649
Capital Contribution for loss at Offering close	-	-	-	-	-	-
Distribution to RSE Collection	-	(500)	(774)	(300)	(300)	(300)
Retained Earnings / (Accumulated Deficit)	-	(9,714)	(13,446)	(11,231)	(10,168)	(9,950)
Members' Equity	-	81,486	615,643	189,001	138,165	121,985
TOTAL LIABILITIES AND MEMBERS' EQUITY	$9,800	$81,786	$615,943	$189,301	$138,465	$122,285

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2021

	Series #76PT1	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Assets
Current Assets
Cash and Cash Equivalents	$1,999	$2,649	$3,700	$3,050	$1,799	$2,898
Pre-paid Insurance	-	-	-	-	-	-
Total Current Assets	1,999	2,649	3,700	3,050	1,799	2,898

Collectible Asset - Owned	182,802	75,903	170,286	131,136	23,187	235,388
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$184,801	$78,552	$173,986	$134,186	$24,986	$238,286

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$300	$300	$300	$300	$300	$300
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	300	300	300	300	300	300
Members' Equity
Membership Contributions	185,301	79,052	173,986	134,186	24,986	238,636
Capital Contribution for Operating Expense	9,859	10,161	9,546	7,573	6,707	9,445
Capital Contribution for loss at Offering close	-	-	-	-	-	-
Distribution to RSE Collection	(500)	(500)	-	-	-	(350)
Retained Earnings / (Accumulated Deficit)	(10,159)	(10,461)	(9,846)	(7,873)	(7,007)	(9,745)
Members' Equity	184,501	78,252	173,686	133,886	24,686	237,986
TOTAL LIABILITIES AND MEMBERS' EQUITY	$184,801	$78,552	$173,986	$134,186	$24,986	$238,286

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2021

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1	Series #61MG1
Assets
Current Assets
Cash and Cash Equivalents	$2,300	$4,148	$4,550	$3,064	$2,962	$4,197
Pre-paid Insurance	-	-	-	-	-	-
Total Current Assets	2,300	4,148	4,550	3,064	2,962	4,197

Collectible Asset - Owned	75,997	63,071	572,236	129,227	138,482	325,590
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$78,297	$67,219	$576,786	$132,291	$141,444	$329,787

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$300	$300	$300	$300	$300	$300
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	300	300	300	300	300	300
Members' Equity
Membership Contributions	79,297	65,005	577,286	133,279	141,794	330,287
Capital Contribution for Operating Expense	8,540	7,123	10,993	7,627	6,915	8,354
Capital Contribution for loss at Offering close	-	2,214	-	-	-	-
Distribution to RSE Collection	(1,000)	-	(500)	(988)	(350)	(500)
Retained Earnings / (Accumulated Deficit)	(8,840)	(7,423)	(11,293)	(7,927)	(7,215)	(8,654)
Members' Equity	77,997	66,919	576,486	131,991	141,144	329,487
TOTAL LIABILITIES AND MEMBERS' EQUITY	$78,297	$67,219	$576,786	$132,291	$141,444	$329,787

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2021

	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Series #03SS1	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$2,412	$1,714	$3,662	$3,288	$5,489	$-	$119,066
Pre-paid Insurance	-	-	-	-	-	-	-
Total Current Assets	2,412	1,714	3,662	3,288	5,489	-	119,066

Collectible Asset - Owned	46,188	175,136	47,388	119,562	277,811	-	7,804,039
Other Assets	-	-	-	-	-	-	958
TOTAL ASSETS	$48,600	$176,850	$51,050	$122,850	$283,300	$-	$7,924,063

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$300	$300	$300	$300	$300	$-	$12,360
Income Taxes Payable	-	-	-	-	-	-	9,635
Insurance Payable	-	-	-	-	-	-	225
Due to the Manager or its Affiliates	-	-	-	-	-	-	1,230,157
Total Liabilities	300	300	300	300	300	-	1,252,377
Members' Equity
Membership Contributions	48,600	176,850	47,020	123,550	283,775	-	6,683,292
Capital Contribution for Operating Expense	6,386	8,090	6,234	6,455	8,239	-	660,083
Capital Contribution for loss at Offering close	-	400	4,030	-	-	-	44,272
Distribution to RSE Collection	-	(400)	-	(700)	(475)	-	-
Retained Earnings / (Accumulated Deficit)	(6,686)	(8,390)	(6,534)	(6,755)	(8,539)	-	(715,961)
Members' Equity	48,300	176,550	50,750	122,550	283,000	-	6,671,686
TOTAL LIABILITIES AND MEMBERS' EQUITY	$48,600	$176,850	$51,050	$122,850	$283,300	$-	$7,924,063

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2020

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1	Series #89PS1
Assets
Current Assets
Cash and Cash Equivalents	$4,149	$-	$-	$2,214	$1,000	$1,271
Pre-paid Insurance	-	-	-	-	-	-
Total Current Assets	4,149	-	-	2,214	1,000	1,271

Collectible Asset - Deposits	-	-	-	-	-	-
Collectible Asset - Owned	106,266	175,826	132,382	408,386	114,541	160,000
TOTAL ASSETS	$110,415	$175,826	$132,382	$410,600	$115,541	$161,271

LIABILITIES AND MEMBERS' EQUITY / DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	15	26	19	60	17	24
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	15	26	19	60	17	24
Members' Equity
Membership Contributions	111,236	163,883	133,508	422,131	116,742	161,521
Capital Contribution for Operating Expense	11,150	13,292	12,475	13,231	9,397	8,451
Capital Contribution for loss at Offering close	-	12,344	-	3,357	444	-
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)	(1,645)	(250)
Retained Earnings / (Accumulated Deficit)	(11,165)	(13,317)	(12,494)	(13,291)	(9,413)	(8,474)
Members' Equity	110,400	175,800	132,363	410,540	115,524	161,247
TOTAL LIABILITIES AND MEMBERS' EQUITY	$110,415	$175,826	$132,382	$410,600	$115,541	$161,271

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2020

	Series #90FM1	Series #83FB1	Series #98DV1	Series #93XJ1	Series #02AX1
Assets
Current Assets
Cash and Cash Equivalents	$485	$2,485	$2,500	$1,485	$1,985
Pre-paid Insurance	-	-	-	-	-
Total Current Assets	485	2,485	2,500	1,485	1,985

Collectible Asset - Deposits	-	-	-	-	-
Collectible Asset - Owned	14,786	332,806	122,544	488,586	101,786
TOTAL ASSETS	$15,271	$335,291	$125,044	$490,071	$103,771

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-
Insurance Payable	2	49	18	68	15
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	2	49	18	68	15
Members' Equity
Membership Contributions	15,446	335,691	125,757	487,801	104,452
Capital Contribution for Operating Expense	8,234	10,711	8,479	5,470	7,464
Capital Contribution for loss at Offering close	-	-	-	7,373	-
Distribution to RSE Collection	(175)	(400)	(713)	(5,103)	(681)
Retained Earnings / (Accumulated Deficit)	(8,236)	(10,759)	(8,497)	(5,538)	(7,479)
Members' Equity	15,269	335,242	125,026	490,003	103,756
TOTAL LIABILITIES AND MEMBERS' EQUITY	$15,271	$335,291	$125,044	$490,071	$103,771

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2020

	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Series #72MC1
Assets
Current Assets
Cash and Cash Equivalents	$1,985	$984	$1,853	$1,984	$4,989
Pre-paid Insurance	-	-	-	-	-
Total Current Assets	1,985	984	1,853	1,984	4,989

Collectible Asset - Deposits	-	-	-	-	-
Collectible Asset - Owned	64,271	35,437	157,902	52,787	115,562
TOTAL ASSETS	$66,256	$36,421	$159,755	$54,771	$120,551

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-
Insurance Payable	9	5	22	8	17
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	9	5	22	8	17
Members' Equity
Membership Contributions	66,699	36,621	160,430	54,771	120,551
Capital Contribution for Operating Expense	7,564	7,364	7,862	7,456	7,497
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(443)	(200)	-	-	-
Retained Earnings / (Accumulated Deficit)	(7,574)	(7,369)	(8,558)	(7,464)	(7,514)
Members' Equity	66,247	36,416	159,734	54,763	120,534
TOTAL LIABILITIES AND MEMBERS' EQUITY	$66,256	$36,421	$159,755	$54,771	$120,551

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2020

	Series #06FG1	Series #11BM1	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1
Assets
Current Assets
Cash and Cash Equivalents	$2,500	$2,000	$3,504	$3,000	$2,000	$1,999
Pre-paid Insurance	-	-	-	-	-	-
Total Current Assets	2,500	2,000	3,504	3,000	2,000	1,999

Collectible Asset - Deposits	-	-	-	-	-	-
Collectible Asset - Owned	309,286	79,786	612,439	186,301	136,465	120,286
TOTAL ASSETS	$311,786	$81,786	$615,943	$189,301	$138,465	$122,285

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	46	12	90	27	20	18
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	46	12	90	27	20	18
Members' Equity
Membership Contributions	312,086	82,286	616,716	189,601	138,765	122,586
Capital Contribution for Operating Expense	8,536	6,700	8,386	8,057	7,070	6,873
Capital Contribution for loss at Offering close	-	-	-	-	-	-
Distribution to RSE Collection	(300)	(500)	(774)	(300)	(300)	(300)
Retained Earnings / (Accumulated Deficit)	(8,581)	(6,712)	(8,476)	(8,084)	(7,090)	(6,892)
Members' Equity	311,740	81,774	615,853	189,274	138,445	122,267
TOTAL LIABILITIES AND MEMBERS' EQUITY	$311,786	$81,786	$615,943	$189,301	$138,465	$122,285

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2020

	Series #76PT1	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Assets
Current Assets
Cash and Cash Equivalents	$1,999	$2,649	$3,700	$3,050	$1,799	$2,898
Pre-paid Insurance	-	-	-	-	-	-
Total Current Assets	1,999	2,649	3,700	3,050	1,799	2,898

Collectible Asset - Deposits	-	-	-	-	-	-
Collectible Asset - Owned	182,802	75,903	170,286	131,136	23,187	235,388
TOTAL ASSETS	$184,801	$78,552	$173,986	$134,186	$24,986	$238,286

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	26	11	25	19	3	35
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	26	11	25	19	3	35
Members' Equity
Membership Contributions	185,301	79,052	173,986	134,186	24,986	238,636
Capital Contribution for Operating Expense	6,995	6,553	6,695	4,782	4,078	6,497
Capital Contribution for loss at Offering close	-	-	-	-	-	-
Distribution to RSE Collection	(500)	(500)	-	-	-	(350)
Retained Earnings / (Accumulated Deficit)	(7,021)	(6,564)	(6,720)	(4,801)	(4,081)	(6,532)
Members' Equity	184,775	78,541	173,961	134,167	24,983	238,251
TOTAL LIABILITIES AND MEMBERS' EQUITY	$184,801	$78,552	$173,986	$134,186	$24,986	$238,286

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2020

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1	Series #61MG1
Assets
Current Assets
Cash and Cash Equivalents	$2,300	$4,148	$4,550	$3,064	$2,962	$4,197
Pre-paid Insurance	-	-	-	-	-	-
Total Current Assets	2,300	4,148	4,550	3,064	2,962	4,197

Collectible Asset - Deposits	-	-	-	-	-	-
Collectible Asset - Owned	75,997	63,071	572,236	129,227	138,482	325,590
TOTAL ASSETS	$78,297	$67,219	$576,786	$132,291	$141,444	$329,787

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	11	9	84	19	20	48
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	11	9	84	19	20	48
Members' Equity
Membership Contributions	79,297	65,005	577,286	133,279	141,794	330,287
Capital Contribution for Operating Expense	5,832	4,434	6,643	4,842	4,116	5,271
Capital Contribution for loss at Offering close	-	2,214	-	-	-	-
Distribution to RSE Collection	(1,000)	-	(500)	(988)	(350)	(500)
Retained Earnings / (Accumulated Deficit)	(5,843)	(4,443)	(6,727)	(4,860)	(4,136)	(5,319)
Members' Equity	78,286	67,209	576,702	132,272	141,424	329,739
TOTAL LIABILITIES AND MEMBERS' EQUITY	$78,297	$67,219	$576,786	$132,291	$141,444	$329,787

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2020

	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Series #03SS1	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$2,412	$1,714	$3,662	$3,288	$5,489	$23,641	$133,487
Pre-paid Insurance	-	-	-	-	-	-	4
Total Current Assets	2,412	1,714	3,662	3,288	5,489	23,641	133,491

Collectible Asset - Deposits	-	-	-	-	-	-	11,000
Collectible Asset - Owned	46,188	175,136	47,388	119,562	277,811	-	7,283,391
TOTAL ASSETS	$48,600	$176,850	$51,050	$122,850	$283,300	$23,641	$7,427,882

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-	18,373	18,373
Insurance Payable	7	26	7	18	41	-	1,280
Due to the Manager or its Affiliates	-	-	-	-	-	-	408,509
Total Liabilities	7	26	7	18	41	18,373	428,162
Members' Equity
Membership Contributions	48,600	176,850	47,020	123,550	283,775	-	6,995,378
Capital Contribution for Operating Expense	3,723	5,236	3,569	3,681	4,881	-	518,237
Capital Contribution for loss at Offering close	-	400	4,030	-	-	-	44,272
Distribution to RSE Collection	-	(400)	-	(700)	(475)	-	-
Retained Earnings / (Accumulated Deficit)	(3,729)	(5,261)	(3,576)	(3,698)	(4,922)	5,268	(558,167)
Members' Equity	48,593	176,825	51,043	122,833	283,259	5,268	6,999,720
TOTAL LIABILITIES AND MEMBERS' EQUITY	$48,600	$176,850	$51,050	$122,850	$283,300	$23,641	$7,427,882

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2021

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1	Series #89PS1
Expenses, gains and losses
Storage	$(2,103)	$(2,103)	$(2,103)	$(2,103)	$(2,103)	$(2,103)
Transportation	-	-	-	(7,000)	-	-
Insurance	(139)	(233)	(172)	(9,107)	(152)	(216)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(793)	(793)	(793)	(793)	(793)	(793)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,035)	(3,129)	(3,068)	(19,003)	(3,048)	(3,112)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$(3,035)	$(3,129)	$(3,068)	$(19,003)	$(3,048)	$(3,112)

Basic and Diluted (Loss) per Membership Interest	$(1.52)	$(1.56)	$(1.53)	$(9.50)	$(1.52)	$(1.56)
Weighted Average Membership Interests	2000	2000	2000	2000	2000	2000

 See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2021

	Series #90FM1	Series #83FB1	Series #98DV1	Series #93XJ1	Series #02AX1
Expenses, gains and losses
Storage	$(2,103)	$(2,103)	$(2,103)	$-	$(2,103)
Transportation	-	-	-	-	-
Insurance	(20)	(446)	(162)	(621)	(135)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(793)	(793)	(793)	(793)	(793)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,916)	(3,342)	(3,058)	(1,414)	(3,031)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(2,916)	$(3,342)	$(3,058)	$(1,414)	$(3,031)

Basic and Diluted (Loss) per Membership Interest	$(1.46)	$(0.67)	$(1.53)	$(0.28)	$(1.52)
Weighted Average Membership Interests	2000	5000	2000	5000	2000

 See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2021

	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Series #72MC1
Expenses, gains and losses
Storage	$(2,103)	$(2,103)	$(2,103)	$(2,103)	$(2,103)
Transportation	-	-	-	-	-
Insurance	(84)	(46)	(198)	(71)	(156)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(793)	(793)	(793)	(793)	(793)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,980)	(2,942)	(3,094)	(2,967)	(3,052)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(2,980)	$(2,942)	$(3,094)	$(2,967)	$(3,052)

Basic and Diluted (Loss) per Membership Interest	$(1.49)	$(1.47)	$(1.03)	$(1.48)	$(1.53)
Weighted Average Membership Interests	2000	2000	3000	2000	2000

 See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2021

	Series #06FG1	Series #11BM1	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1
Expenses, gains and losses
Storage	$(1,090)	$(2,103)	$(1,953)	$(2,103)	$(2,103)	$(2,103)
Transportation	-	-	(1,400)	-	-	-
Insurance	(197)	(106)	(824)	(250)	(183)	(162)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(527)	(793)	(793)	(793)	(793)	(793)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Gain on Sale	55,714	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	53,900	(3,002)	(4,970)	(3,146)	(3,079)	(3,058)
Provision for Income Taxes	(9,635)	-	-	-	-	-
Net Income / (Loss)	$44,265	$(3,002)	$(4,970)	$(3,146)	$(3,079)	$(3,058)

Basic and Diluted (Loss) per Membership Interest	$8.85	$(1.50)	$(0.99)	$(1.05)	$(1.03)	$(1.53)
Weighted Average Membership Interests	5000	2000	5000	3000	3000	2000

 See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2021

	Series #76PT1	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Expenses, gains and losses
Storage	$(2,103)	$(2,103)	$(2,103)	$(2,103)	$(2,103)	$(2,103)
Transportation	-	(900)	-	-	-	-
Insurance	(242)	(102)	(230)	(176)	(30)	(318)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(793)	(793)	(793)	(793)	(793)	(793)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,138)	(3,898)	(3,126)	(3,072)	(2,926)	(3,214)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$(3,138)	$(3,898)	$(3,126)	$(3,072)	$(2,926)	$(3,214)

Basic and Diluted (Loss) per Membership Interest	$(1.05)	$(1.30)	$(1.56)	$(1.54)	$(0.59)	$(1.07)
Weighted Average Membership Interests	3000	3000	2000	2000	5000	3000

 See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2021

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1	Series #61MG1
Expenses, gains and losses
Storage	$(2,103)	$(2,103)	$(2,103)	$(2,103)	$(2,103)	$(2,103)
Transportation	-	-	(900)	-	-	-
Insurance	(102)	(84)	(770)	(171)	(183)	(439)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(793)	(793)	(793)	(793)	(793)	(793)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,998)	(2,980)	(4,566)	(3,067)	(3,079)	(3,335)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$(2,998)	$(2,980)	$(4,566)	$(3,067)	$(3,079)	$(3,335)

Basic and Diluted (Loss) per Membership Interest	$(1.50)	$(1.35)	$(0.91)	$(3.07)	$(1.54)	$(0.67)
Weighted Average Membership Interests	2000	2200	5000	1000	2000	5000

 See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2021

	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Series #03SS1	Consolidated
Expenses, gains and losses
Storage	$(2,103)	$(2,103)	$(2,103)	$(2,103)	$(1,953)	$-	$(83,574)
Transportation	-	-	-	-	(500)	-	(11,220)
Insurance	(61)	(233)	(62)	(160)	(372)	-	(22,056)
Maintenance	-	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(793)	(793)	(793)	(793)	(793)	-	(31,472)
Marketing Expense	-	-	-	-	-	-	(2,889)
Banking Fees	-	-	-	-	-	-	(180)
Gain on Sale	-	-	-	-	-	-	55,714
Loss on Impairment	-	-	-	-	-	-	(11,529)
Income / (Loss) Before Income Taxes	(2,957)	(3,129)	(2,958)	(3,056)	(3,618)	-	(107,206)
Provision for Income Taxes	-	-	-	-	-	-	(9,635)
Net Income / (Loss)	$(2,957)	$(3,129)	$(2,958)	$(3,056)	$(3,618)	$-	$(116,841)

Basic and Diluted (Loss) per Membership Interest	$(1.48)	$(0.78)	$(0.59)	$(1.80)	$(1.81)	$-
Weighted Average Membership Interests	2000	4000	5000	1700	2000	-

 See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2020

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1	Series #89PS1
Expenses, gains and losses
Storage	$(1,796)	$(1,796)	$(1,796)	$(1,796)	$(1,796)	$(1,796)
Transportation	-	-	-	-	-	-
Insurance	(225)	(342)	(278)	(855)	(228)	(330)
Maintenance	-	-	-	-	-	-
Professional Fees	(1,200)	(1,200)	(1,200)	(1,200)	(1,200)	(1,200)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,222)	(3,338)	(3,274)	(3,851)	(3,224)	(3,326)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$(3,222)	$(3,338)	$(3,274)	$(3,851)	$(3,224)	$(3,326)

Basic and Diluted (Loss) per Membership Interest	$(1.61)	$(1.67)	$(1.64)	$(1.93)	$(1.61)	$(1.66)
Weighted Average Membership Interests	2000	2000	2000	2000	2000	2000

 See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2020

	Series #90FM1	Series #83FB1	Series #98DV1	Series #93XJ1	Series #02AX1
Expenses, gains and losses
Storage	$(1,796)	$(1,796)	$(1,796)	$-	$(1,796)
Transportation	-	-	-	-	-
Insurance	(32)	(668)	(245)	(895)	(204)
Maintenance	-	-	-	-	-
Professional Fees	(1,200)	(1,200)	(1,200)	(1,200)	(1,200)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,028)	(3,664)	(3,241)	(2,095)	(3,200)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(3,028)	$(3,664)	$(3,241)	$(2,095)	$(3,200)

Basic and Diluted (Loss) per Membership Interest	$(1.51)	$(0.73)	$(1.62)	$(0,42)	$(1.60)
Weighted Average Membership Interests	2000	5000	2000	5000	2000

 See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2020

	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Series #72MC1
Expenses, gains and losses
Storage	$(1,796)	$(1,796)	$(1,796)	$(1,796)	$(1,796)
Transportation	-	-	-	-	-
Insurance	(128)	(70)	(302)	(107)	(234)
Maintenance	-	-	-	-	-
Professional Fees	(1,200)	(1,200)	(1,200)	(1,200)	(1,200)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,124)	(3,066)	(3,298)	(3,104)	(3,231)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(3,124)	$(3,066)	$(3,298)	$(3,104)	$(3,231)

Basic and Diluted (Loss) per Membership Interest	$(1.56)	$(1.53)	$(1.10)	$(1.55)	$(1.62)
Weighted Average Membership Interests	2000	2000	3000	2000	2000

 See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2020

	Series #06FG1	Series #11BM1	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1
Expenses, gains and losses
Storage	$(1,796)	$(1,796)	$(1,796)	$(1,796)	$(1,796)	$(1,796)
Transportation	-	-	-	-	-	-
Insurance	(621)	(159)	(1,263)	(374)	(272)	(239)
Maintenance	-	-	-	-	-	-
Professional Fees	(1,200)	(1,200)	(1,200)	(1,200)	(1,200)	(1,200)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,617)	(3,156)	(4,259)	(3,370)	(3,268)	(3,235)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$(3,617)	$(3,156)	$(4,259)	$(3,370)	$(3,268)	$(3,235)

Basic and Diluted (Loss) per Membership Interest	$(0.72)	$(1.58)	$(0.85)	$(1.12)	$(1.09)	$(1.62)
Weighted Average Membership Interests	5000	2000	5000	3000	3000	2000

 See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2020

	Series #76PT1	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Expenses, gains and losses
Storage	$(1,796)	$(1,796)	$(1,796)	$(1,796)	$(1,654)	$(1,796)
Transportation	-	-	-	-	-	-
Insurance	(356)	(154)	(338)	(274)	(45)	(488)
Maintenance	-	-	-	-	-	-
Professional Fees	(1,200)	(1,200)	(1,200)	(1,200)	(1,200)	(1,200)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,353)	(3,151)	(3,335)	(3,270)	(2,898)	(3,484)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$(3,353)	$(3,151)	$(3,335)	$(3,270)	$(2,898)	$(3,484)

Basic and Diluted (Loss) per Membership Interest	$(1.12)	$(1.05)	$(1.67)	$(1.64)	$(0.58)	$(1.16)
Weighted Average Membership Interests	3000	3000	2000	2000	5000	3000

 See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2020

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1	Series #61MG1
Expenses, gains and losses
Storage	$(1,796)	$(1,796)	$(1,796)	$(1,796)	$(1,796)	$(1,796)
Transportation	-	-	-	-	-	-
Insurance	(149)	(126)	(1,134)	(252)	(269)	(647)
Maintenance	-	-	-	-	-	-
Professional Fees	(1,200)	(1,200)	(1,200)	(1,200)	(1,200)	(1,200)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,146)	(3,122)	(4,131)	(3,248)	(3,266)	(3,643)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$(3,146)	$(3,122)	$(4,131)	$(3,248)	$(3,266)	$(3,643)

Basic and Diluted (Loss) per Membership Interest	$(1.57)	$(1.42)	$(0.83)	$(3.25)	$(1.63)	$(0.73)
Weighted Average Membership Interests	2000	2200	5000	1000	2000	5000

 See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2020

	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Series #03SS1	Consolidated
Expenses, gains and losses
Storage	$(1,796)	$(1,796)	$(1,796)	$(1,796)	$(1,796)	$(45)	$(74,400)
Transportation	-	-	-	-	-	-	(1,100)
Insurance	(90)	(343)	(92)	(241)	(547)	(334)	(19,499)
Maintenance	-	-	-	-	-	-	-
Professional Fees	(1,200)	(1,200)	(1,200)	(1,200)	(1,200)	(20)	(48,020)
Marketing Expense	-	-	-	-	-	-	(500)
Banking Fees	-	-	-	-	-	-	(165)
Gain on Sale	-	-	-	-	-	87,250	87,250
Loss on Sale	-	-	-	-	-	-	(27,766)
Loss on Impairment	-	-	-	-	-	-	(75,987)
Income / (Loss) Before Income Taxes	(3,086)	(3,340)	(3,089)	(3,237)	(3,544)	86,851	(160,188)
Provision for Income Taxes	-	-	-	-	-	(18,373)	(18,373)
Net Income / (Loss)	$(3,086)	$(3,340)	$(3,089)	$(3,237)	$(3,544)	$68,479	$(178,560)

Basic and Diluted (Loss) per Membership Interest	$(1.54)	$(0.83)	$(0.62)	$(1.90)	$(1.77)	$22.83
Weighted Average Membership Interests	2000	4000	5000	1700	2000	3000

 See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2021 and 2020

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1	Series #89PS1
Balance January 1, 2020	$110,041	$175,477	$132,023	$410,506	$115,157	$161,098
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,581	3,661	3,614	3,886	3,591	3,475
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(3,222)	(3,338)	(3,274)	(3,851)	(3,224)	(3,326)
Balance December 31, 2020	110,400	175,800	132,363	410,540	115,524	161,247
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	2,750	2,855	2,787	18,763	2,765	2,836
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(3,035)	(3,129)	(3,068)	(19,003)	(3,048)	(3,112)
Balance December 31, 2021	$110,115	$175,526	$132,082	$410,300	$115,241	$160,971

 See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2021 and 2020

	Series #90FM1	Series #83FB1	Series #98DV1	Series #93XJ1	Series #02AX1
Balance January 1, 2020	$14,983	$335,085	$124,667	$490,570	$103,376
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	3,314	3,822	3,601	1,529	3,580
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(3,028)	(3,664)	(3,241)	(2,095)	(3,200)
Balance December 31, 2020	15,269	335,242	125,026	490,003	103,756
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	2,618	3,091	2,776	1,482	2,746
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(2,916)	(3,342)	(3,058)	(1,414)	(3,031)
Balance December 31, 2021	$14,971	$334,991	$124,744	$490,071	$103,471

 See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2021 and 2020

	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Series #72MC1
Balance January 1, 2020	$65,827	$35,969	$159,568	$54,487	$120,244
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	3,544	3,513	3,463	3,380	3,520
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(3,124)	(3,066)	(3,298)	(3,104)	(3,231)
Balance December 31, 2020	66,247	36,416	159,734	54,763	120,534
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	2,689	2,647	2,815	2,675	2,769
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(2,980)	(2,942)	(3,094)	(2,967)	(3,052)
Balance December 31, 2021	$65,956	$36,121	$159,455	$54,471	$120,251

 See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2021 and 2020

	Series #06FG1	Series #11BM1	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1
Balance January 1, 2020	$311,594	$81,483	$616,134	$189,138	$138,264	$122,071
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,764	3,448	3,977	3,506	3,450	3,431
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(3,617)	(3,156)	(4,259)	(3,370)	(3,268)	(3,235)
Balance December 31, 2020	311,740	81,774	615,853	189,274	138,445	122,267
Distribution	(357,700)	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,695	2,714	4,760	2,873	2,799	2,776
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	44,265	(3,002)	(4,970)	(3,146)	(3,079)	(3,058)
Balance December 31, 2021	$ -	$81,486	$615,643	$189,001	$138,165	$121,985

 See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2021 and 2020

	Series #76PT1	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Balance January 1, 2020	$184,508	$78,225	$173,518	$133,866	$24,676	$237,975
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,619	3,466	3,778	3,572	3,205	3,760
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(3,353)	(3,151)	(3,335)	(3,270)	(2,898)	(3,484)
Balance December 31, 2020	184,775	78,541	173,961	134,167	24,983	238,251
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	2,864	3,609	2,851	2,791	2,629	2,949
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(3,138)	(3,898)	(3,126)	(3,072)	(2,926)	(3,214)
Balance December 31, 2021	$184,501	$78,252	$173,686	$133,886	$24,686	$237,986

 See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2021 and 2020

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1	Series #61MG1
Balance January 1, 2020	$78,003	$66,896	$576,509	$131,829	$141,178	$329,400
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,429	3,435	4,324	3,691	3,512	3,983
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(3,146)	(3,122)	(4,131)	(3,248)	(3,266)	(3,643)
Balance December 31, 2020	78,286	67,209	576,702	132,272	141,424	329,739
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	2,709	2,690	4,350	2,786	2,799	3,083
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(2,998)	(2,980)	(4,566)	(3,067)	(3,079)	(3,335)
Balance December 31, 2021	$77,997	$66,919	$576,486	$131,991	$141,144	$329,487

 See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2021 and 2020

	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Series #03SS1	Consolidated
Balance January 1, 2020	$48,308	$176,357	$50,775	$122,625	$283,271	$-	$6,974,023
Distribution	-	-	-	-	-	(402,720)	(402,720)
Membership Contributions	-	-	-	-	-	338,300	338,300
Capital Contribution	3,371	3,807	3,357	3,445	3,532	1,209	268,678
Distribution to RSE Collection	-	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-	-
Net Income/(Loss)	(3,086)	(3,340)	(3,089)	(3,237)	(3,544)	68,479	(178,560)
Balance December 31, 2020	48,593	176,825	51,043	122,833	283,259	5,268	6,999,720
Distribution	-	-	-	-	-	(5,268)	(362,968)
Membership Contributions	-	-	-	-	-	-	-
Capital Contribution	2,664	2,854	2,665	2,773	3,359	-	151,775
Distribution to RSE Collection	-	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-	-
Net Income/(Loss)	(2,957)	(3,129)	(2,958)	(3,056)	(3,618)	-	(116,841)
Balance December 31, 2021	$48,300	$176,550	$50,750	$122,550	$283,000	$-	$6,671,686

 See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2021

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1	Series #89PS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,035)	$(3,129)	$(3,068)	$(19,003)	$(3,048)	$(3,112)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,750	2,855	2,787	18,763	2,765	2,836
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-	-
Insurance Payable	(15)	(26)	(19)	(60)	(17)	(24)
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Accounts Payable	300	300	300	300	340	300
Net cash (used in) / provided by operating activities	-	-	-	-	40	-

Cash flow from investing activities:
Deposits on collectible assets	-	-	-	-	-	-
Investment in collectible assets	-	-	-	-	(40)	-
Investment in other assets	-	-	-	-	-	-
Proceeds from Sale of Collectible Asset	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	(40)	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-
Distributions	-	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	4,149	-	-	2,214	1,000	1,271
Cash end of year	$4,149	$-	$-	$2,214	$1,000	$1,271

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2021

	Series #90FM1	Series #83FB1	Series #98DV1	Series #93XJ1	Series #02AX1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(2,916)	$(3,342)	$(3,058)	$(1,414)	$(3,031)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,618	3,091	2,776	1,482	2,746
(Gain) / Loss on sale of Asset	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Insurance Payable	(2)	(49)	(18)	(68)	(15)
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Accounts Payable	300	300	300	-	300
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible assets	-	-	-	-	-
Investment in collectible assets	-	-	-	-	-
Investment in other assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distributions	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	485	2,485	2,500	1,485	1,985
Cash end of year	$485	$2,485	$2,500	$1,485	$1,985

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2021

	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Series #72MC1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(2,980)	$(2,942)	$(3,094)	$(2,967)	$(3,052)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,689	2,647	2,815	2,675	2,769
(Gain) / Loss on sale of Asset	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Insurance Payable	(9)	(5)	(21)	(8)	(17)
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Accounts Payable	300	300	300	300	300
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible assets	-	-	-	-	-
Investment in collectible assets	-	-	(140)	-	-
Investment in other assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Net cash used in investing activities	-	-	(140)	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	140	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distributions	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	140	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	1,985	984	1,853	1,984	4,989
Cash end of year	$1,985	$984	$1,853	$1,984	$4,989

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2021

	Series #06FG1	Series #11BM1	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1
Cash Flows from Operating Activities:
Net (Loss) / Income	$44,265	$(3,002)	$(4,970)	$(3,146)	$(3,079)	$(3,058)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,695	2,714	4,760	2,873	2,799	2,776
(Gain) / Loss on sale of Asset	(55,714)	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-	-
Insurance Payable	(46)	(12)	(90)	(27)	(20)	(18)
Income Taxes Payable	9,635	-	-	-	-	-
Due to the Manager or its Affiliates	165	-	-	-	-	-
Accounts Payable	-	300	300	300	300	300
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible assets	-	-	-	-	-	-
Investment in collectible assets	-	-	-	-	-	-
Investment in other assets	-	-	-	-	-	-
Proceeds from Sale of Collectible Asset	365,000	-	-	-	-	-
Net cash used in investing activities	365,000	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-
Distributions	(357,700)	-	-	-	-	-
Net cash provided by / (used in) financing activities	(357,700)	-	-	-	-	-

Net change in cash	7,300	-	-	-	-	-
Cash beginning of year	2,500	2,000	3,504	3,000	2,000	1,999
Cash end of year	$9,800	$2,000	$3,504	$3,000	$2,000	$1,999

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2021

	Series #76PT1	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,138)	$(3,898)	$(3,126)	$(3,072)	$(2,926)	$(3,214)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,864	3,609	2,851	2,791	2,629	2,949
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-	-
Insurance Payable	(26)	(11)	(25)	(19)	(3)	(35)
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Accounts Payable	300	300	300	300	300	300
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible assets	-	-	-	-	-	-
Investment in collectible assets	-	-	-	-	-	-
Investment in other assets	-	-	-	-	-	-
Proceeds from Sale of Collectible Asset	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-
Distributions	-	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	1,999	2,649	3,700	3,050	1,799	2,898
Cash end of year	$1,999	$2,649	$3,700	$3,050	$1,799	$2,898

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2021

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1	Series #61MG1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(2,998)	$(2,980)	$(4,566)	$(3,067)	$(3,079)	$(3,335)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,709	2,690	4,350	2,786	2,799	3,083
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-	-
Insurance Payable	(11)	(10)	(84)	(19)	(20)	(48)
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Accounts Payable	300	300	300	300	300	300
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible assets	-	-	-	-	-	-
Investment in collectible assets	-	-	-	-	-	-
Investment in other assets	-	-	-	-	-	-
Proceeds from Sale of Collectible Asset	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-
Distributions	-	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	2,300	4,148	4,550	3,064	2,962	4,197
Cash end of year	$2,300	$4,148	$4,550	$3,064	$2,962	$4,197

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2021

	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Series #03SS1	Consolidated
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,957)	$ (3,129)	$ (2,958)	$ (3,056)	$ (3,618)	$ -	$ (116,841)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,664	2,854	2,665	2,773	3,359	-	140,246
(Gain) / Loss on sale of Asset	-	-	-	-	-	-	(55,714)
Loss on Impairment of Asset	-	-	-	-	-	-	11,529
Prepaid Insurance	-	-	-	-	-	-	4
Insurance Payable	(7)	(25)	(7)	(17)	(41)	-	(1,056)
Income Taxes Payable	-	-	-	-	-	(18,373)	(8,737)
Due to the Manager or its Affiliates	-	-	-	-	-	-	165
Accounts Payable	300	300	300	300	300	-	12,360
Net cash (used in) / provided by operating activities	-	-	-	-	-	(18,373)	(18,044)

Cash flow from investing activities:
Deposits on collectible assets	-	-	-	-	-	-	-
Investment in collectible assets	-	-	-	-	-	-	(830,463)
Investment in other assets	-	-	-	-	-	-	(958)
Proceeds from Sale of Collectible Asset	-	-	-	-	-	-	365,000
Net cash used in investing activities	-	-	-	-	-	-	(466,421)

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-	833,012
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-	-
Distributions	-	-	-	-	-	(5,268)	(362,968)
Net cash provided by / (used in) financing activities	-	-	-	-	-	(5,268)	470,044

Net change in cash	-	-	-	-	-	(23,641)	(14,421)
Cash beginning of year	2,412	1,714	3,662	3,288	5,489	23,641	133,487
Cash end of year	$ 2,412	$ 1,714	$ 3,662	$ 3,288	$ 5,489	$ -	$ 119,066

Supplemental Cash Flow Information:
Forgiveness of amounts due to manager and Contributed to the Company/Series							$11,529

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2020

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1	Series #89PS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (3,222)	$ (3,338)	$ (3,274)	$ (3,851)	$ (3,224)	$ (3,326)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,581	3,661	3,614	3,886	3,591	3,475
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-	-
Prepaid Insurance	104	130	120	384	95	131
Insurance Payable	15	26	19	60	17	24
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Accounts Payable	(479)	(479)	(479)	(479)	(479)	(304)
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible assets	-	-	-	-	-	-
Investment in collectible assets	-	-	-	-	-	-
Proceeds from Sale of Collectible Asset	-	-	-	-	-	-
Net cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distributions	-	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	4,149	-	-	2,214	1,000	1,271
Cash end of year	$ 4,149	$ -	$ -	$ 2,214	$ 1,000	$ 1,271

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2020

	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,028)	$(3,664)	$(3,241)	$-	$(2,095)	$(3,200)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,314	3,822	3,601	-	1,529	3,580
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-	-
Prepaid Insurance	16	272	101	-	499	84
Insurance Payable	2	49	18	-	68	15
Income Taxes Payable	-	-	-	(6,746)	-	-
Due to the Manager or its Affiliates	-	-	-	(2,406)	-	-
Accounts Payable	(304)	(479)	(479)	-	-	(479)
Net cash (used in) / provided by operating activities	-	-	-	(9,152)	-	-

Cash flow from investing activities:
Deposits on collectible assets	-	-	-	-	-	-
Investment in collectible assets	-	-	-	-	-	-
Proceeds from Sale of Collectible Asset	-	-	-	-	-	-
Net cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distributions	-	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	(9,152)	-	-
Cash beginning of year	485	2,485	2,500	9,152	1,485	1,985
Cash end of year	$485	$2,485	$2,500	$-	$1,485	$1,985

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2020

	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Series #00FM1	Series #72MC1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,124)	$(3,066)	$(3,298)	$(3,104)	$-	$(3,231)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,544	3,513	3,463	3,380	-	3,520
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-	-
Prepaid Insurance	50	26	117	19	-	-
Insurance Payable	9	5	22	8	-	14
Income Taxes Payable	-	-	-	-	(2,711)	-
Due to the Manager or its Affiliates	-	-	-	-	(1,049)	-
Accounts Payable	(479)	(479)	(304)	(304)	-	(304)
Net cash (used in) / provided by operating activities	-	-	-	-	(3,760)	-

Cash flow from investing activities:
Deposits on collectible assets	-	-	-	-	-	-
Investment in collectible assets	-	-	-	-	-	-
Proceeds from Sale of Collectible Asset	-	-	-	-	-	-
Net cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distributions	-	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	(3,760)	-
Cash beginning of year	1,985	984	1,853	1,984	3,760	4,989
Cash end of year	$1,985	$984	$1,853	$1,984	-	$4,989

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2020

	Series #06FG1	Series #11BM1	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,617)	$(3,156)	$(4,259)	$(3,370)	$(3,268)	$(3,235)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,764	3,448	3,977	3,506	3,450	3,431
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-	-
Prepaid Insurance	111	-	495	141	102	90
Insurance Payable	46	12	90	27	20	18
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Accounts Payable	(304)	(304)	(304)	(304)	(304)	(304)
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible assets	-	-	-	-	-	-
Investment in collectible assets	-	-	-	-	-	-
Proceeds from Sale of Collectible Asset	-	-	-	-	-	-
Net cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distributions	-	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	2,500	2,000	3,504	3,000	2,000	1,999
Cash end of year	$2,500	$2,000	$3,504	$3,000	$2,000	$1,999

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2020

	Series #76PT1	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,353)	$(3,151)	$(3,335)	$(3,270)	$(2,898)	$(3,484)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,619	3,466	3,778	3,572	3,205	3,760
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-	-
Prepaid Insurance	11	-	11	-	-	-
Insurance Payable	26	(12)	25	3	(3)	28
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Accounts Payable	(304)	(304)	(479)	(304)	(304)	(304)
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible assets	-	-	-	-	-	-
Investment in collectible assets	-	-	-	-	-	-
Proceeds from Sale of Collectible Asset	-	-	-	-	-	-
Net cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distributions	-	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	1,999	2,649	3,700	3,050	1,799	2,898
Cash end of year	$1,999	$2,649	$3,700	$3,050	$1,799	$2,898

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2020

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1	Series #61MG1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,146)	$(3,122)	$(4,131)	$(3,248)	$(3,266)	$(3,643)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,429	3,435	4,324	3,691	3,512	3,983
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-	-
Prepaid Insurance	9	-	201	17	37	-
Insurance Payable	11	(10)	84	19	20	(36)
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Accounts Payable	(304)	(304)	(479)	(479)	(304)	(304)
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible assets	-	-	-	-	-	-
Investment in collectible assets	-	(291)	-	-	-	-
Proceeds from Sale of Collectible Asset	-	-	-	-	-	-
Net cash provided by / (used in) investing activities	-	(291)	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distributions	-	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	(291)	-	-	-	-
Cash beginning of year	2,300	4,439	4,550	3,064	2,962	4,197
Cash end of year	$2,300	$4,148	$4,550	$3,064	$2,962	$4,197

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2020

	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Series #03SS1	Consolidated
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,086)	$(3,340)	$(3,089)	$(3,237)	$(3,544)	$68,479	$(178,560)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,371	3,807	3,357	3,445	3,532	1,209	164,924
(Gain) / Loss on sale of Asset	-	-	-	-	-	(87,250)	(59,484)
Loss on Impairment of Asset	-	-	-	-	-	-	75,987
Prepaid Insurance	12	-	-	7	77	-	3,979
Insurance Payable	7	(51)	5	18	41	-	873
Income Taxes Payable	-	-	-	-	-	18,373	8,916
Due to the Manager or its Affiliates	-	-	-	-	-	-	(3,455)
Accounts Payable	(304)	(417)	(273)	(232)	(106)	-	(16,752)
Net cash (used in) / provided by operating activities	-	-	-	-	-	811	(3,572)

Cash flow from investing activities:
Deposits on collectible assets	-	-	-	-	-	-	-
Investment in collectible assets	-	-	-	-	(300)	(332,750)	(3,341)
Proceeds from Sale of Collectible Asset	-	-	-	-	-	420,000	855,000
Net cash provided by / (used in) investing activities	-	-	-	-	(300)	87,250	851,659

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	338,300	338,300
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-	(764,716)
Distributions	-	-	-	-	-	(402,720)	(402,720)
Net cash provided by / (used in) financing activities	-	-	-	-	-	(64,420)	(829,136)

Net change in cash	-	-	-	-	(300)	23,641	18,951
Cash beginning of year	2,412	1,714	3,662	3,288	5,789	-	114,536
Cash end of year	$2,412	$1,714	$3,662	$3,288	$5,489	$23,641	$133,487
Supplemental Cash Flow Information:
Forgiveness of amounts due to manager and Contributed to the Company/Series							$ 103,753

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Collection, LLC (the “Company,” “RSE Collection,” “we,” “us,” or “our”) is a Delaware series limited liability company formed on August 24, 2016. The Company’s core business is the identification, acquisition, marketing and management of collectible automobiles, memorabilia, digital assets, and alcohol (“Collectible Assets” or the “Asset Class”) for the benefit of investors. The Company is wholly owned and managed by RSE Collection Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member Delaware limited liability company wholly owned by Rally Holdings LLC (“Rally Holdings” or the “Asset Manager”). Rally Holdings is a single-member Delaware limited liability company wholly owned by RSE Markets, Inc., a Delaware corporation (“RSE Markets”). RSE Markets was the manager of the Company and served as the asset manager until March 26, 2021, at which point RSE Collection Manager, LLC and Rally Holdings replaced RSE Markets as Manager and Asset Manager, respectively. The Asset Manager is a technology and marketing company that operates the Rally Rd.™ platform (the “Platform”) and manages the Company, through the Manager, and the assets owned by the Company in its role as the Asset Manager of each Series.

The Company issues membership interests (the “Interests”) in a number of separate individual series (each, a “Series”) of the Company (each, an “Offering”). There will be a separate closing with respect to each Offering (each, a “Closing”). We intend to distribute all Offerings of the Company principally through the Platform, which includes any successor platform used by the Company for the offer and sale of interests. Each Series will own a unique Collectible Asset (an “Underlying Asset”) and the assets and liabilities of each Series will be separate in accordance with Delaware law. A purchaser of Interests (an “Investor”) in any Series acquires a proportional share of assets, liabilities, profits, and losses as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an Offering related to that particular Series is a single Underlying Asset (plus any cash reserves for future Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) as well as certain liabilities related to expenses pre-paid by the Asset Manager. Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the Closing of an Offering from which proceeds are used to acquire the Underlying Asset are referred to as “Asset Sellers.” “Current Period” refers to the time period between January 1, 2021 and December 31, 2021. “Prior Period” refers to the time period between January 1, 2020 and December 31, 2020. The Manager has assembled a network of advisors with experience in the Asset Class (an “Advisory Board”) to assist the Manager in identifying, acquiring and managing Underlying Assets, as well as other aspects of the Platform.

All voting rights, except as specified in the Operating Agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the Operating Agreement.

OPERATING AGREEMENT

General:

In accordance with the Operating Agreement each Investor in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Operating Expenses:

After the Closing of an Offering, each Series is responsible for its own Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses). Prior to the Closing, Operating Expenses are borne by the Manager or the Asset Manager and not reimbursed by the economic members of a particular Series. Should post-Closing Operating Expenses exceed revenues or cash reserves, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series and be entitled to reimbursement of such amount from future revenues generated

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

by the Series (the “Operating Expenses Reimbursement Obligation(s)”), on which the Manager or the Asset Manager may impose a rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new Investors, and may include the Manager or its affiliates or the Asset Manager.

Fees:

Sourcing Fee: The Manager expects to receive a fee, as determined by the Manager, at the Closing of each successful Offering for its services of sourcing the Underlying Assets (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion.

Brokerage Fee:  For all Series, except in the case of Series #77LE1, the broker of record (the “BOR”) received a fee (the “Brokerage Fee”) of 0.75% of the cash proceeds from the Offering for facilitating the sale of securities for Offerings qualified as of March 6, 2019. In the instance of #77LE1 and all Series qualified after March 6, 2019 the Brokerage Fee is equal to 1.0% of the gross proceeds of each Offering.

Custody Fee: In respect to current Offerings, the custodian of Interests (the “Custodian”), holding custody of the securities upon issuance, will receive a fee of 0.75% on Interests sold in an Offering (the “Custody Fee”). In the case of the offerings for the Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement was yet in place and as such, no Custody Fee was paid. Should a Custody Fee become applicable for the Interests in these Series in future, the Manager will pay and not be reimbursed for such Custody Fee. For all other current offerings, the Custody Fee is paid from the proceeds of each offering.

Free Cash Flow Distributions:

At the discretion of the Manager, a Series may make distributions of Free Cash Flow (as described in Note F – Free Cash Flow Distributions and Management Fees) to both the holders of economic Interests in the form of a dividend and the Manager in the form of a Management Fee (as described in Note F – Free Cash Flow Distributions and Management Fees).

In the case that Free Cash Flow (as described in Note F – Free Cash Flow Distributions and Management Fees) is available and such distributions are made, at the sole discretion of the Manager, the Investors will receive no less than 50% of Free Cash Flow and the Manager will receive up to 50% of Free Cash Flow in the form of a Management Fee (as described in Note F – Free Cash Flow Distributions and Management Fees) for management of the applicable Underlying Asset. The Management Fee is accounted for as an expense to the relevant Series rather than a distribution from Free Cash Flow.

No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time. We will update the appropriate disclosure at such time as revenue models have been developed. Each Series will continue to incur Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) on an ongoing basis.

Other:

The Manager is responsible for covering its own expenses. Certain of the Underlying Assets, such as NFTs, will be self-insured by the Manager and the Asset Manager. The Manager and the Asset Manager will take the full risk of loss on these Underlying Assets.

LIQUIDITY AND CAPITAL RESOURCES

The Company has experienced recurring net losses and negative operating cash flows since inception and neither the Company nor any of the Series has generated revenues or profits in the Current Period or Prior Period, except for certain Underlying Assets that were sold during the Current Period and Prior Period for gains (see Note A – Description of Organization and Business Operations – Asset Dispositions).

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

On a total consolidated basis, the Company generated the following: Income / (Loss), Net Working Capital, and Accumulated Deficits. Additionally, each listed Series for which an Underlying Asset was owned as of the end of the Current Period and the end of the Prior Period has incurred net losses since their respective dates of acquisition and have an accumulated deficit at the end of each of the Current Period and the Prior Period.

Period	Income / (Loss)	Net Working Capital	Accumulated Deficit
2020	($178,560)	($294,671)	($558,167)
2021	($116,841)	($1,133,311)	($715,961)

All of the liabilities on the balance sheet as of the end of the Current Period are obligations to the Manager and third parties. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future Offerings for the various Series of Interests. RSE Markets, Inc. has agreed to provide the Company and each Series the financial support sufficient to meet the Company’s and each Series’ financial needs for the twelve months following the date of this filing.

At the end of each of the Current Period and the Prior Period, the Company and the Series for which Closings had occurred, had the following cash balances:

Cash Balance
Applicable Series	12/31/2021	12/31/2020
#77LE1	$2,780	$2,780
#69BM1	4,149	4,149
#55PS1	2,214	2,214
#95BL1	1,000	1,000
#89PS1	1,271	1,271
#90FM1	485	485
#83FB1	2,485	2,485
#98DV1	2,500	2,500
#93XJ1	1,485	1,485
#02AX1	1,985	1,985
#99LE1	1,985	1,985
#91MV1	984	984
#92LD1	1,853	1,853
#94DV1	1,984	1,984
#72MC1	4,989	4,989
#06FG1	9,800	2,500
#11BM1	2,000	2,000
#80LC1	3,504	3,504
#02BZ1	3,000	3,000
#88BM1	2,000	2,000
#63CC1	1,999	1,999
#76PT1	1,999	1,999
#75RA1	2,649	2,649
#65AG1	3,700	3,700
#93FS1	3,050	3,050
#90MM1	1,799	1,799
#61JE1	2,898	2,898
#88PT1	4,148	4,148

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

#65FM1	2,300	2,300
#94LD1	4,550	4,550
#99SS1	3,064	3,064
#94FS1	2,962	2,962
#61MG1	4,197	4,197
#92CC1	2,412	2,412
#89FT1	1,714	1,714
#80PN1	3,662	3,662
#89FG2	3,288	3,288
#88LL1	5,489	5,489
#03SS1	-	23,641
Total Series Cash Balance	$108,333	$124,672
RSE Collection	10,733	8,815
Total Cash Balance	$119,066	$133,487

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

The cash on the books of the Company is reserved for funding future pre-Closing Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) or Acquisition Expenses (as described in Note B – Summary of Significant Accounting Policies – Capital Assets), as the case may be. The cash on the books of each Series is reserved for funding of post-Closing Operating Expenses; During the Current Period, the Manager has paid for certain but not all Operating Expenses related to Series that have closed Offerings and has elected not to be reimbursed. These payments made by the Manager are accounted for as capital contributions and are further described in Note B – Summary of Significant Accounting Policies – Operating Expenses.

From inception, the Company and the Series have financed their business activities through capital contributions from the Manager or its affiliates and members to the individual Series. Until such time as the Series have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings may be used to create reserves for future Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) for individual Series once the Offerings are closed, at the sole discretion of the Manager.

INITIAL OFFERINGS

All Series, for which a closing had occurred as of the date of the financial statements, had commenced operations, were capitalized and had assets. Additionally, various Series have liabilities. The table outlined in Note B – Summary of Significant Accounting Policies – Members’ Equity outlines all Offerings for which a Closing has occurred since inception.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

ASSET DISPOSITIONS

During the Current Period and the Prior Period, the Company received purchase offers for the Underlying Assets listed in the table below. Per the terms of the Operating Agreement, the Company, together with the Manager’s Advisory Board has evaluated the offers and has determined that it is in the interest of the Investors to sell the Underlying Asset. In certain instances the Company may decide to sell an Underlying Asset, that is on the books of the Company, but no Offering has occurred. Therefore the Underlying Asset has not yet been transferred to an applicable Series before the sale. In these instances, the anticipated Offering for the Series related to such Underlying Asset is cancelled and no securities are sold.

Series	Underlying Asset	Date of Sale Agreement	Total Sale Price	Initial Purchase Price	Carrying Value	Gain on Sale / (Loss)	Corporate Level Taxes on Gain on Sale	Total Initial Offering Price / Per Interest	Total Distribution to Investors / Per Interests
1990 Mercedes 190E 2.5-16 Evo II (1)		1/31/2020	$235,000	$251,992	$262,766	($27,766)
1972 Ferrari 365 GTC/4 (1)		9/10/2020	$200,000	$275,000	$275,987	$0 (3)
#03SS1 (2)	2003 Saleen S7	9/27/2020	$420,000	$330,000	$332,750	$87,250	$18,373	$375,000 / $125.00	$420,000 / $140.00
#06FG1	2006 Ford GT	06/09/2021	$365,000	$309,000	$309,286	$55,714	$9,635	$320,000 / $64.00	$357,700 / $71.54

Note: Total Distribution to Interest Holders includes cash on balance sheet of Series and is net of corporate level taxes on gain on sale.

(1)At the time of the sale the Underlying Asset was still owned by the Company not by any Series.

(2)The Manager made an additional capital contribution to the Series to cover corporate level taxes on the gain on sale.

(3)An impairment was booked for this asset in 2020 for $75,987.

Upon disposition of the Underlying Asset, the Series will be dissolved upon payment of their current corporate tax liabilities and any sales tax remittance.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The consolidated financial statements include the accounts of the Company and the accounts of Series #77LE1. Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s offering circular (as amended), and thus separate financial statements for Series #77LE1 are not presented.

Any Offerings that close as of the date of the financial statements are issued under Tier 2 of Regulation A+ and qualified under an Offering Statement. The membership interests that are issued by each individual Series do not provide the investors with any voting rights in the Series other than those detailed in the Company’s Operating Agreement. All of the control and operating decisions relating to the operations of a Series are held by the Manager in accordance with the terms as specified in the Operating Agreement. As such, upon closing of the Series, separate financial statements are presented for each such Series, and each is consolidated in the financial statements of the Company after eliminating inter-company balances and transactions.

2.Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

3.Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents.

4.Offering Expenses:

Offering expenses (the “Offering Expenses”) related to the Offering for a specific Series consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed Offering and will generally be charged to members' equity upon the completion of the proposed Offering. Expenses that are incurred prior to the Closing of an Offering for such Series, that are funded by the Manager and will generally be reimbursed through the proceeds of the Offering related to the Series. However, the Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for all Series that have had a Closing as of the date of the financial statements and potentially other future Offerings.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

5.Operating Expenses:

Operating Expenses (as described below) related to a particular Underlying Asset include storage, insurance, transportation, other than the initial transportation from the Underlying Asset’s location to the Manager’s storage facility prior to the Offering, which is treated as an Acquisition Expense (as described in Note B – Summary of Significant Accounting Policies – Capital Assets), maintenance, bookkeeping and accounting fees and other Underlying Asset specific expenses as detailed in the Manager’s allocation policy, together the “Operating Expenses”. We distinguish between pre-Closing and post-Closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future Offering, expenses of this nature that are incurred prior to the Closing of an Offering of Series of Interests, are funded by the Manager and are not reimbursed by the Company, the Series or economic members. Expenses in this case are treated as capital contributions from the Manager to the Company and are summarized in the table below.

Period	Pre-Closing Operating Expense Capital Contributions	Post-Closing Operating Expense Capital Contributions
2020	$125,988	$142,690
2021	$21,977	$129,798

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

During the Current Period and the Prior Period, the Company incurred pre-Closing Operating Expenses and the following Series had closed Offerings and incurred post-Closing Operating Expenses per the table as follows:

Expenses
Applicable Series	12/31/2021	12/31/2020
#77LE1	$2,990	$3,145
#69BM1	3,035	3,222
#85FT1	3,129	3,338
#88LJ1	3,068	3,274
#55PS1	19,003	3,851
#95BL1	3,048	3,224
#89PS1	3,112	3,326
#90FM1	2,916	3,028
#83FB1	3,342	3,664
#98DV1	3,058	3,241
#93XJ1	1,414	2,095
#02AX1	3,031	3,200
#99LE1	2,980	3,124
#91MV1	2,942	3,066
#92LD1	3,094	3,298
#94DV1	2,967	3,104
#72MC1	3,052	3,231
#06FG1	1,813	3,617
#11BM1	3,002	3,156
#80LC1	4,970	4,259
#02BZ1	3,146	3,370
#88BM1	3,079	3,268
#63CC1	3,058	3,235
#76PT1	3,138	3,353
#75RA1	3,898	3,151
#65AG1	3,126	3,335
#93FS1	3,072	3,270
#90MM1	2,926	2,898
#61JE1	3,214	3,484
#65FM1	2,998	3,146
#88PT1	2,980	3,122
#94LD1	4,566	4,131
#99SS1	3,067	3,248

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

#94FS1	3,079	3,266
#61MG1	3,335	3,643
#92CC1	2,957	3,086
#89FT1	3,129	3,340
#80PN1	2,958	3,089
#89FG2	3,056	3,237
#88LL1	3,618	3,544
#03SS1	-	399
RSE Collection	22,554	87,596
Total Expenses	$162,920	$219,671

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

6.Capital Assets:

Underlying Assets are recorded at cost. The cost of the Underlying Assets includes the purchase price, including any deposits for the Underlying Asset funded by the Manager and “Acquisition Expenses,” which include transportation of the Underlying Asset to the Manager’s storage facility, pre-purchase inspection, pre-Offering refurbishment, and other costs detailed in the Manager’s allocation policy.

The Company treats Underlying Assets as collectible, and therefore the Company will not depreciate or amortize the Underlying Assets going forward. The Underlying Assets are considered long-lived assets as well as indefinite-lived assets and will be subject to an annual test for impairment. These long-lived assets and indefinite-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the fair value of the asset. An impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. The following impairment charges were recorded in the Current Period and the Prior Period.

Period	Series	Impairment of asset
2020	#72FG2	$75,987(1)
2021	-	$11,529(2)

(1)Impairment charges were recognized on asset value prior to the Series Offering.

(2)Impairment charges were recognized at the Company level and not at the Series level.

The Underlying Assets are initially purchased by the Company, either prior to launching an Offering or through the exercising of a purchase option simultaneous with the Closing of an Offering for a particular Series. At Closing of an Offering for a Series of Interests the Underlying Assets, including capitalized Acquisition Expenses, are then transferred to the Series. Underlying Assets are transferred at cost and the Company receives cash from the Series from the proceeds of the Offering. The Company uses the proceeds of the transfer to pay off any debt or amounts owed under purchase options and Acquisition Expenses. Acquisition Expenses related to a particular Series, which are incurred prior to the Closing of an Offering

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

and are initially funded by the Manager will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering document. The Company does, however, retain additional cash from the proceeds of the Offering on the Series balance sheet to cover Acquisition Expenses that are anticipated prior to the Closing but incurred after the Closing of an Offering. Acquisition Expenses are capitalized into the cost of the Underlying Asset as per the table below. The Series uses the remaining cash to repay any accrued interest on loans or marketing expenses related to the preparation of the marketing materials for a particular Offering, by distributing the applicable amount to the Company, accounted for as “Distribution to RSE Collection” on the balance sheet. Furthermore, the Series distributes the appropriate amounts for Brokerage Fee, the Custody Fee and, if applicable, the Sourcing Fee using cash from the Offering. Should a proposed Offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted for as capital contributions, and the Acquisition Expenses will be expensed.

The Company, through non-interest-bearing payments from the Manager or loans from officers of the Manager and third-parties have acquired numerous Underlying Assets since inception. For all Collectible Assets held as of the end of the Current Period and the Prior Period, the following table presents all costs capitalized on the acquisition of Underlying Assets during the Current Period and the Prior Period.

As of 12/31/2021
Capitalized Costs
Applicable Series		Purchase Price / Down payment	Acquisition Expense	Total

#77LE1	(1,3)	$69,400	$787	$70,187
#69BM1	(1)	$102,395	$3,871	$106,266
#85FT1	(1)	$172,500	$3,326	$175,826
#88LJ1	(1)	$127,176	$5,206	$132,382
#55PS1	(1)	$405,000	$3,386	$408,386
#93XJ1	(1)	$460,000	$28,586	$488,586
#83FB1	(1)	$330,000	$2,806	$332,806
#89PS1	(1)	$160,000	$-	$160,000
#90FM1	(1)	$14,500	$286	$14,786
#95BL1	(1)	$112,500	$2,081	$114,581

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

#98DV1	(1)	$120,000	$2,544	$122,544
#02AX1	(1)	$100,000	$1,786	$101,786
#99LE1	(1)	$62,100	$2,171	$64,271
#91MV1	(1)	$33,950	$1,487	$35,437
#94DV1	(1)	$52,500	$287	$52,787
#92LD1	(1)	$146,181	$11,861	$158,042
#72MC1	(1)	$115,000	$562	$115,562
#11BM1	(1)	$78,500	$1,286	$79,786
#80LC1	(1)	$610,000	$2,439	$612,439
#02BZ1	(1)	$185,000	$1,301	$186,301
#88BM1	(1)	$135,000	$1,465	$136,465
#63CC1	(1)	$120,000	$286	$120,286
#76PT1	(1)	$179,065	$3,737	$182,802
#75RA1	(1)	$75,000	$903	$75,903
#65AG1	(1)	$170,000	$286	$170,286
#93FS1	(1)	$130,000	$1,136	$131,136
#90MM1	(1)	$22,000	$1,187	$23,187
#61JE1	(1)	$235,000	$388	$235,388
#88PT1	(1)	$61,875	$1,196	$63,071
#65FM1	(1)	$75,000	$997	$75,997

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

#94LD1	(1)	$570,000	$2,236	$572,236
#99SS1	(1)	$126,575	$2,652	$129,227
#94FS1	(1)	$135,399	$3,083	$138,482
#61MG1	(1)	$325,000	$590	$325,590
#92CC1	(1)	$45,000	$1,188	$46,188
#89FT1	(1)	$172,500	$2,636	$175,136
#80PN1	(1)	$45,750	$1,638	$47,388
#89FG2	(1)	$118,500	$1,062	$119,562
#88LL1	(1)	$275,000	$2,811	$277,811
#82AV1	(2)	$285,000	$1,364	$286,364
#86FT1	(2)	$-	$-	$-
#95FF1	(2)	$105,000	$3,488	$108,488
#94CSI	(2)	$125,000	$750	$125,750
#82TAYLOR	(2)	$10,200	$-	$10,200
#HULK180	(2)	$36,000	$146	$36,146
#HOLMES	(2)	$20,000	$100	$20,100
#MEEB11275	(2)	$140,407	$154	$140,561
#MARIOWRLD	(2)	$144,000	$143	$144,143
#DKCOUNTRY	(2)	$13,200	$366	$13,566
#FALCON	(2)	$42,834	$110	$42,944

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

#67ICEBOWL	(2)	$7,500	$46	$7,546
#MACWORLD1	(2)	$201,021	$1,100	$202,121
#BONDWATCH	(2)	$71,388	$-	$71,388
#05JAYZ	(2)	$15,600	$218	$15,818
Total		$7,690,516	$113,523	$7,804,039
Underlying Assets owned at December 31, 2021 and previous period was as follow:
Underlying assets at December 31, 2016		298,971	2,650	301,621
Underlying assets at December 31, 2017		202,500	24,040	226,540
Underlying assets at December 31, 2018		4,932,013	48,105	4,980,119
Underlying assets at December 31, 2019		2,606,874	47,399	2,654,273
Underlying assets at December 31, 2020		(856,992)	(11,169)	(868,161)
Underlying assets at December 31, 2021		507,150	2,497	509,647
Grand Total		$7,690,516	$113,523	$7,804,039

(1)Offering for Series Interests closed at the end of the Current Period and Underlying Asset owned by applicable Series.

(2)At the end of the Current Period owned by the Company and not by any Series. To be owned by the applicable Series as of the Closing of the applicable Offering.

(3)Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.Members’ Equity:

Members’ equity for the Company and any Series consists of Membership Contributions, Capital Contributions, Distributions and Retained Earnings/(Accumulated Deficit).

Membership Contributions are made to a Series from a successful Closing of an Offering and are calculated by taking the amount of membership Interests sold in an Offering, net of Brokerage Fee, Custody Fee and Sourcing Fee as shown in the table below. In the case of a particular Offering, the Brokerage Fee, the Custody Fee and Sourcing Fee (which may be waived by the Manager) related to the Offering are paid from the proceeds of the successfully closed Offering. These expenses will not be incurred by the Company, the applicable Series or the Manager, if an Offering does not close.

Capital Contributions are made by the Manager to cover Operating Expenses for which the Manager has elected not to be reimbursed. In addition, in the case of a Closing for which a deficiency of offering proceeds over the required cash outlays exists, the Manager will make an additional capital contribution to the Series to cover any such deficiencies, which is represented as a “Capital Contribution for loss at Offering close”.

The below table outlines Membership Contributions and Uses for closed Offerings:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
#77LE1	4/13/2017	$77,700	$1,049	$3,443	$-	$73,208
#69BM1	2/7/2018	115,000	778	2,986	-	111,236
#85FT1	2/16/2018	165,000	1,117	-	-	163,883
#88LJ1	4/12/2018	135,000	914	578	-	133,508
#55PS1	6/6/2018	425,000	2,869	-	-	422,131
#93XJ1	11/6/2018	495,000	3,487	-	3,713	487,801
#83FB1	9/5/2018	350,000	2,522	9,162	2,625	335,691
#89PS1	7/31/2018	165,000	470	1,771	1,238	161,521
#90FM1	7/31/2018	16,500	90	464	500	15,446
#95BL1	7/12/2018	118,500	870	-	889	116,742
#98DV1	10/11/2018	130,000	954	2,314	975	125,757
#02AX1	11/30/2018	108,000	793	1,944	810	104,452
#99LE1	12/4/2018	69,500	510	1,770	521	66,699
#91MV1	12/7/2018	38,000	279	600	500	36,621
#94DV1	12/26/2018	57,500	388	1,841	500	54,771
#92LD1	12/26/2018	165,000	1,114	2,219	1,238	160,430
#72MC1	1/4/2019	124,500	542	2,474	934	120,551
#11BM1	1/25/2019	84,000	567	517	630	82,286
#80LC1	2/11/2019	635,000	4,305	9,216	4,763	616,716
#02BZ1	2/11/2019	195,000	1,316	2,620	1,463	189,601
#88BM1	2/25/2019	141,000	952	226	1,058	138,765
#63CC1	3/18/2019	126,000	916	1,553	945	122,586
#76PT1	3/22/2019	189,900	1,382	1,793	1,424	185,301
#75RA1	4/9/2019	84,000	586	3,732	630	79,052

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
#65AG1	4/16/2019	178,500	1,272	1,903	1,339	173,986
#93FS1	4/22/2019	137,500	1,011	1,272	1,031	134,186
#90MM1	4/26/2019	26,600	196	918	500	24,986
#61JE1	4/26/2019	246,000	1,661	3,858	1,845	238,636
#88PT1	7/23/2019	66,000	495	-	500	65,005
#65FM1	7/23/2019	82,500	619	1,966	619	79,297
#94LD1	8/19/2019	597,500	4,481	11,251	4,481	577,286
#99SS1	9/12/2019	137,500	1,375	1,815	1,031	133,279
#94FS1	9/18/2019	145,000	1,450	669	1,088	141,794
#61MG1	9/30/2019	340,000	2,550	4,613	2,550	330,287
#92CC1	10/2/2019	52,500	525	2,875	500	48,600
#89FT1	10/11/2019	180,000	1,800	-	1,350	176,850
#80PN1	11/6/2019	48,000	480	-	500	47,020
#89FG2	11/14/2019	127,500	1,275	1,719	956	123,550
#88LL1	12/9/2019	292,000	2,920	3,115	2,190	283,775
Total		$6,867,200	$50,878	$87,197	$45,833	$6,683,292

Note: represents Membership Contributions net of Brokerage Fee, Sourcing Fee and Custody Fee at closing of offering for respective Series.

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8.Income taxes:

A Series elects and qualifies, and the Company intends that each future Series will elect and qualify, to be taxed as a corporation under the Internal Revenue Code of 1986.  Each separate Series intends to be accounted for as described in ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. There were no uncertain tax positions as of the end of the Current Period.

The Company intends to be taxed as a “partnership” or a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code.

9.Earnings (loss) / income per membership Interest:

Upon completion of an Offering, each Series intends to comply with the accounting and disclosure requirements of ASC Topic 260, "Earnings per Share." For each Series, earnings (loss) / income per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership Interests in that particular Series during the period.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the Offerings of membership Interests in each Series. By purchasing an Interest in a Series of Interests, the Investor is admitted as a member of the Series and will be bound by the Company's Operating Agreement. Pursuant to the Operating Agreement, each Investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and Advisory Board members.

Officer and Affiliate Loans

From time to time, affiliates of the Manager and their individual officers may make loans to the Company to facilitate the purchase of Underlying Assets prior to the Closing of a Series’ Offering.  It is anticipated that each of the loans and related interest will be paid by the Company through proceeds of the Offering associated with a Series. Once the Series repays the Company and other parties, such as the Manager, the Broker of Record and the Custodian and their respective affiliates, from the proceeds of a closed Offering, the Underlying Asset would then be transferred to the related Series and it is anticipated that no Series will bear the economic effects of any loan made to purchase another Underlying Asset.

From time to time the Asset Manager, affiliates of the Manager or third-parties may make non-interest-bearing payments or loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing payments or loans plus accrued interest, as the case may be, used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

As of the end of each of the Current Period and the Prior Period, amounts outstanding due to Manager and affiliates are shown as below:

Period	Due to the Manager and its Affiliates
2020	$408,509
2021	$1,230,157

During the Current Period and the Prior Period, the Company entered into agreements with an Advisory Board member, which are outlined in the table below.

Series	Agreement Type	Date of Agreement	Purchase Price	Percent Owned by Asset Seller on Close	Asset Seller
#82TAYLOR	Upfront Purchase	10/25/2021	$10,200	0%	Goldin Auctions
#05JAYZ	Upfront Purchase	8/30/2021	$15,600	0%	Goldin Auctions
#DKCOUNTRY	Upfront Purchase	9/19/2021	$13,200	0%	Goldin Auctions

Sale of Manager Interests in Series during the Current Period

On January 1, 2021, RSE Markets, Inc. entered into a Series Interest Purchase Agreement with a third-party and sold certain membership interests in RSE Collection, LLC’s Series that were held by RSE Markets, Inc.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE D -DEBT

On November 24, 2020 RSE Markets, Rally Holdings and the Company replaced its original 2019 $2.25 million demand note with a $10.0 million credit facility (the “CF”) with Upper90 Capital Management, LP. While amounts borrowed under the CF can be used to make purchases of Collectible Assets to become Underlying Assets, neither the Company nor any Series is a borrower under the CF, neither is responsible for repayment of any amounts outstanding, and neither is jointly and severally liable under the CF. RSE Markets has drawn upon the CF on two separate times, November 24, 2020 and January 29, 2021 (each such date, the “Credit Date”). The CF has an interest rate of 15.00% per annum, and a maturity date for each tranche of the earlier of (i) the two-year anniversary of the Credit Date of the respective tranche, and (ii) November 24, 2024 (or such earlier date on which the Loans become due and payable). It contains covenants and indemnification obligations that are customary for credit arrangements of this type. As of December 31, 2021, the RSE Markets had $10.0 million drawn on the CF.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Overview of Revenues

No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time.

Overview of Costs and Expenses

The Company distinguishes costs and expenses between those related to the purchase of a particular Underlying Asset and Operating Expenses related to the management of such an Underlying Asset.

Fees and expenses related to the purchase of an Underlying Asset include Offering Expenses, Acquisition Expenses, Brokerage Fee, Custody Fee and Sourcing Fee.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the Closing of an Offering and those incurred after the Closing of an Offering. Although these pre- and post- Closing Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) are similar in nature and are associated with a Series, pre-Closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-Closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a rate of interest or (iv) issuance of additional Interest in a Series (at the discretion of the Manager).

Allocation Methodology

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the Underlying Assets or the number of Underlying Assets, as stated in the Manager’s allocation policy and as determined by the Manager. The Manager may amend its allocation policy at its sole discretion from time to time.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY (CONTINUED)

Allocation Methodology or Description by Category

•Revenue: No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time.

•Offering Expenses: Offering Expenses, other than those related to the overall business of the Manager (as described in Note B – Summary of Significant Accounting Policies – Offering Expenses) are funded by the Manager and generally reimbursed through the Series proceeds upon the Closing of an Offering. Offering Expenses are charged to a specific Series.

•Acquisition Expenses: Acquisition Expenses (as described in Note B – Summary of Significant Accounting Policies – Capital Assets), are typically funded by the Manager, and reimbursed from the Series proceeds upon the Closing of an Offering. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation fees, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering. Acquisition Expenses incurred are specific to and are capitalized into the cost of the Underlying Asset on the balance sheet of the Company and subsequently transferred to the Series upon Closing of the Offering for the Series Interests.

•Sourcing Fee / Losses: The Sourcing Fee is paid to the Manager from the Series proceeds upon the Closing of an Offering (as described in Note B – Summary of Significant Accounting Policies – Members’ Equity) and is charged to the specific Series. Losses incurred related to closed Offerings, due to shortfalls between proceeds from closed Offerings and costs incurred in relation to these Offerings are charged to the specific Series but are reimbursed by the Manager and accounted for as capital contributions to the Series (as described in Note B – Summary of Significant Accounting Policies – Capital Assets).

•Brokerage Fee: The Brokerage Fee is paid to the Broker of Record from the Series proceeds upon the Closing of an Offering (as described in Note B – Summary of Significant Accounting Policies – Members’ Equity) and is charged to the specific Series.

•Custody Fee: The Custody Fee is paid to the Custodian from the Series proceeds upon the Closing of an Offering (as described in Note B – Summary of Significant Accounting Policies – Members’ Equity) and is charged to the specific Series. For the offerings for Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement was in place prior to the close of the offerings, and as such, no Custody Fee was due at the time of closing. Should a Custody Fee become applicable for these offerings at a later date, the costs will be borne by the Manager and the Manager will not be reimbursed. For all subsequent offerings, the Custody Fee will be paid for from the proceeds of the offering.

•Operating Expenses: Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses), including storage, insurance, maintenance costs, and other Series related Operating Expenses, are expensed as incurred:

oPre-Closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed.

oPost-Closing Operating Expenses are the responsibility of each individual Series.

oIf not directly charged to the Company or a Series, Operating Expenses are allocated as follows:

▪Insurance: based on the premium rate allocated by value of the Underlying Assets

▪Storage: based on the number of Underlying Assets in storage

▪Bookkeeping and accounting fees: allocated monthly across all closed Series Offerings

▪Transportation: based on the number of Underlying Assets transported

▪Marketing: based on the number of Underlying Assets marketed to potential Investors

oGains and Losses on Sale and Impairments are directly charged to the Company or a Series.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE F - FREE CASH FLOW DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow (as described below) of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

i)Repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations.

ii)Thereafter, reserves may be created to meet future Operating Expenses for a particular Series.

iii)Thereafter, at least 50% of Free Cash Flow (as described below, net of corporate income taxes applicable to such Series of Interests) may be distributed as dividends to Investors of a particular Series.

iv)The Manager may receive up to 50% of Free Cash Flow in the form of a Management Fee (the “Management Fee”), which is accounted for as an expense to the statement of operations of a particular Series.

“Free Cash Flow” is defined as net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of the end of each of the Current Period and the Prior Period, no distributions of Free Cash Flow or Management fees were paid by the Company or in respect of any Series, except for those Series with sales of Underlying Assets that had distributions to the members.

NOTE G - INCOME TAX

A Series elects and qualifies, and the Company intends that each future Series will elect and qualify, to be taxed as a corporation under the Internal Revenue Code of 1986. The Company and the Manager have elected to be treated as partnerships.

No provision for income taxes for the Current Period or the Prior Period have been recorded for any individual Series as all individual Series incurred net losses, except as disclosed below for the Series that were sold. Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets primarily resulting from net operating losses will not be realized.  The Company’s net deferred tax assets are fully offset by a valuation allowance (other than for the Series designated in the table below), and therefore, no tax benefit applicable to the loss for each individual Series for the Current Period and the Prior Period have been recognized. Net operating losses incurred after January 1, 2018 do not expire for federal income tax purposes.

The Series designated in the table below have sold their primary operating asset during the Current Period or the Prior Period. As a result, the Company has recorded a provision for income taxes using an effective tax rate as shown below:

Provision for income taxes
	Current Period	Prior Period
Series	#06FG1	#03SS1
Income before provision for income taxes, gross	53,900	86,851
Taxed at federal and statutory rate	21%	21%
Tax at statutory rate	11,319	18,239
Reversal of valuation allowance	(1,802)	-
Other	118	134
Provision for income taxes	$9,635	$18,373

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX (CONTINUED)

Reconciliation of the benefit for income taxes from continuing operations recorded in the consolidated statements of operations with the amounts computed at the statutory federal tax rates is shown below. The Company has elected to be treated as a partnership; thus, for the Current Period and the Prior Period the only tax effected components of deferred tax assets and deferred tax liabilities related to closed Series.

Federal Tax Benefit at Statutory Rate
		12/31/2021			12/31/2020
Applicable Series	Federal Tax Benefit at Statutory Rate	Change in Valuation Allowance	Benefit for Income Taxes	Federal Tax Benefit at Statutory Rate	Change in Valuation Allowance	Benefit for Income Taxes
#77LE1	$ (628)	$ 628	$ -	$ (660)	$ 660	$ -
#69BM1	(637)	637	-	(677)	677	-
#85FT1	(657)	657	-	(701)	701	-
#88LJ1	(644)	644	-	(688)	688	-
#55PS1	(3,991)	3,991	-	(809)	809	-
#95BL1	(640)	640	-	(677)	677	-
#89PS1	(654)	654	-	(698)	698	-
#90FM1	(612)	612	-	(636)	636	-
#83FB1	(702)	702	-	(770)	770	-
#98DV1	(642)	642	-	(681)	681	-
#93XJ1	(297)	297	-	(440)	440	-
#02AX1	(637)	637	-	(672)	672	-
#99LE1	(626)	626	-	(656)	656	-
#91MV1	(618)	618	-	(644)	644	-
#92LD1	(650)	650	-	(693)	693	-
#94DV1	(623)	623	-	(652)	652	-
#72MC1	(641)	641	-	(678)	678	-
#06FG1	-	-	-	(760)	760	-
#11BM1	(630)	630	-	(663)	663	-
#80LC1	(1,044)	1,044	-	(894)	894	-
#02BZ1	(661)	661	-	(708)	708	-
#88BM1	(646)	646	-	(686)	686	-
#63CC1	(642)	642	-	(679)	679	-
#76PT1	(659)	659	-	(704)	704	-
#75RA1	(818)	818	-	(662)	662	-
#65AG1	(656)	656	-	(700)	700	-
#93FS1	(645)	645	-	(687)	687	-
#90MM1	(614)	614	-	(609)	609	-
#61JE1	(675)	675	-	(732)	732	-

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

#88PT1	(626)	626	-	(656)	656	-
#65FM1	(629)	629	-	(661)	661	-
#94LD1	(959)	959	-	(867)	867	-
#99SS1	(644)	644	-	(682)	682	-
#94FS1	(647)	647	-	(686)	686	-
#61MG1	(700)	700	-	(765)	765	-
#92CC1	(621)	621	-	(648)	648	-
#89FT1	(657)	657	-	(701)	701	-
#80PN1	(621)	621	-	(649)	649	-
#89FG2	(642)	642	-	(680)	680	-
#88LL1	(760)	760	-	(744)	744	-

Total	$ (29,096)	$ 29,096	$ -	$ (27,652)	$ 27,652	$ -

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX (CONTINUED)

Tax effected components of deferred tax assets and deferred tax liabilities at the end of the Current Period and the Prior Period, consisting of net operating losses, were as follows:

Federal Loss Carry-forward
		12/31/2021			12/31/2020
Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#77LE1	$ (3,624)	$ 3,624	$ -	$ (2,997)	$ 2,997	$ -
#69BM1	(2,982)	2,982	-	(2,345)	2,345	-
#85FT1	(3,454)	3,454	-	(2,797)	2,797	-
#88LJ1	(3,268)	3,268	-	(2,624)	2,624	-
#55PS1	(6,782)	6,782	-	(2,791)	2,791	-
#95BL1	(2,617)	2,617	-	(1,977)	1,977	-
#89PS1	(2,433)	2,433	-	(1,780)	1,780	-
#90FM1	(2,342)	2,342	-	(1,730)	1,730	-
#83FB1	(2,961)	2,961	-	(2,259)	2,259	-
#98DV1	(2,427)	2,427	-	(1,784)	1,784	-
#93XJ1	(1,460)	1,460	-	(1,163)	1,163	-
#02AX1	(2,207)	2,207	-	(1,570)	1,570	-
#99LE1	(2,216)	2,216	-	(1,590)	1,590	-
#91MV1	(2,165)	2,165	-	(1,547)	1,547	-
#92LD1	(2,447)	2,447	-	(1,797)	1,797	-
#94DV1	(2,190)	2,190	-	(1,567)	1,567	-
#72MC1	(2,219)	2,219	-	(1,578)	1,578	-
#06FG1	-	-	-	(1,802)	1,802	-
#11BM1	(2,040)	2,040	-	(1,410)	1,410	-
#80LC1	(2,824)	2,824	-	(1,780)	1,780	-
#02BZ1	(2,358)	2,358	-	(1,698)	1,698	-
#88BM1	(2,135)	2,135	-	(1,489)	1,489	-
#63CC1	(2,090)	2,090	-	(1,447)	1,447	-
#76PT1	(2,133)	2,133	-	(1,474)	1,474	-
#75RA1	(2,197)	2,197	-	(1,378)	1,378	-
#65AG1	(2,068)	2,068	-	(1,411)	1,411	-
#93FS1	(1,653)	1,653	-	(1,008)	1,008	-
#90MM1	(1,471)	1,471	-	(857)	857	-
#61JE1	(2,046)	2,046	-	(1,372)	1,372	-
#88PT1	(1,559)	1,559	-	(933)	933	-
#65FM1	(1,857)	1,857	-	(1,227)	1,227	-
#94LD1	(2,371)	2,371	-	(1,413)	1,413	-

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

#99SS1	(1,665)	1,665	-	(1,021)	1,021	-
#94FS1	(1,515)	1,515	-	(868)	868	-
#61MG1	(1,817)	1,817	-	(1,117)	1,117	-
#92CC1	(1,404)	1,404	-	(783)	783	-
#89FT1	(1,762)	1,762	-	(1,105)	1,105	-
#80PN1	(1,372)	1,372	-	(751)	751	-
#89FG2	(1,418)	1,418	-	(777)	777	-
#88LL1	(1,793)	1,793	-	(1,034)	1,034	-

Total	$ (89,344)	$ 89,344	$ -	$ (62,050)	$ 62,050	$ -

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

Based on consideration of the available evidence including historical losses a valuation allowance has been recognized to offset deferred tax assets, as management was unable to conclude that realization of deferred tax assets were more likely than not.

Due to the change in ownership provisions of the Internal Revenue Code, the availability of net operating loss carryforwards may be subject to annual limitations against taxable income in future periods, which could substantially limit the eventual utilization of such carryforwards. The Company does not believe any such annual limitations exist as of December 31, 2021.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE H - CONTINGENCIES

COVID-19

The continuing impact and effects of the global outbreak of the coronavirus (COVID‐19) on the operation and financial performance of our business are unknown. However, the Company currently does not expect the outbreak will have a material adverse effect on our business or financial results at this time.

Government Regulation

Claims arising out of actual or alleged violations of law, including certain matters currently under investigation by the SEC, could be asserted against the Company or its affiliates by individuals or governmental authorities and could expose the Company, its affiliates or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.

NOTE I - SUBSEQUENT EVENTS

Subsequent Offerings

The table below shows all Offerings, which have closed after the date of the financial statements through the date of this filing:

Series	Underlying Asset	Maximum Offering Size	Closing Date
#MEEB11275	Number 11275 Elephant Meebit NFT	$160,000	1/10/2022
#82TAYLOR	1982 Topps #434 Lawrence Taylor Rookie Card graded BGS 10	$13,000	1/10/2022
#HOLMES	1892 1st Edition copies of The Adventures of Sherlock Holmes and the Memoirs of Sherlock Holmes by Arthur Conan Doyle	$25,000	1/10/2022
#HULK180	1974 Incredible Hulk #180 Comic Book published by Marvel graded CGC 9.8	$42,000	1/10/2022
#05JAYZ	2005 Topps Finest Jay-Z Autographed Card graded PSA 10	$18,500	1/10/2022
#JUSTINIAN	Coin from the First Reign of Justinian II Depicting the First Numismatic Depiction of Jesus Christ (AD 685-695) graded NGC Ch MS	$18,000	1/10/2022
#67ICEBOWL	1967 Full Ticket from the Ice Bowl graded PSA 8	$10,000	1/14/2022
#DKCOUNTRY	1994 SNES Donkey Kong Country Video Game graded Wata 9.4 A+	$18,000	1/14/2022

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

#FALCON	1979 Kenner Star Wars Millennium Falcon Spaceship Action Figure graded AFA 80	$50,000	1/14/2022
#MARIOWRLD	1991 SNES Super Mario World Video Game graded Wata 9.4 A	$165,000	1/18/2022
#82AV1	1982 Aston Martin V8 Vantage 'Oscar India'	$297,500	2/7/2022
#SUPERBWL1	1967 Super Bowl I Full Ticket graded PSA 5	$24,000	3/2/2022
#MEEB7985	Number 7985 Pig Meebit NFT with Magenta Overshirt Color	$38,000	3/2/2022
#BONDWATCH	1999 Omega Seamaster Watch Worn by Pierce Brosnan During the Filming of The World is Not Enough	$80,000	3/22/2022
#95FF1	1995 Ferrari 355 Spider	$120,000	3/22/2022
#MAYC857	Number 857 Mutant Ape Yacht Club NFT with M1 Irish Boho Hat	$54,000	3/23/2022
#PUNK2981	Number 2981 CryptoPunk NFT with Welding Goggles	$310,000	3/22/2022
#WOW2221	Number 2221 World of Women NFT with Golden Bib Necklace	$28,000	3/30/2022
#NIKON1	1949 Nikon One Camera in Condition ‘B/A’	$28,000	4/8/2022
#LOTF	1954 1st Edition copy Lord of the Flies by William Golding	$14,000	4/8/2022
#DOOD6778	Number 6778 Doodle NFT with Holographic Mohawk	$30,000	4/8/2022

The Company expects to launch and close additional Offerings throughout the remainder of the year and beyond.

ITEM 8. EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation for RSE Collection, LLC (1)

Exhibit 2.2 – Fifth Amended and Restated Limited Liability Company Agreement of RSE Collection, LLC (4)

Exhibit 2.3 – Certificate of Formation for RSE Collection Manager, LLC (3)

Exhibit 2.4 – Limited Liability Company Agreement of RSE Collection Manager, LLC (4)

Exhibit 3.1 – Amended and Restated Standard Form of Series Designation (3)

Exhibit 4.1 – Standard Form of Subscription Agreement (10)

Exhibit 6.1 – Amended and Restated Standard Form of Asset Management Agreement (4)

Exhibit 6.2 – Amended and Restated Broker of Record Agreement (5)

Exhibit 6.3 – Amended and Restated Upper90 Secured Demand Promissory Term Note (2)

Exhibit 6.4 – Upper90 Credit and Guaranty Agreement (3)

Exhibit 6.5 – Standard Form Bill of Sale (3)

Exhibit 6.6 – Standard Form Purchase Agreement (4)

Exhibit 6.7 – NCPS PPEX ATS Company Agreement (4)

Exhibit 6.8 – Executing Broker Secondary Market Transactions Engagement Letter (4)

Exhibit 6.9 – Executing Broker Tools License Agreement (4)

Exhibit 6.10 – Transfer Agent Agreement (5)

Exhibit 6.11 – NCIT Software and Services License Agreement (6)

Exhibit 6.12 – Form of Assignment and Assumption Agreement (7)

Exhibit 6.13 – Standard Form #2 Purchase Agreement (8)

Exhibit 6.14 – Standard Form Purchase Option Agreement (10)

Exhibit 6.15 – Standard Form Consignment Agreement (10)

Exhibit 6.16 – Purchase Agreement in respect of Series #BATMAN1 (10)

Exhibit 8.1 – Amended and Restated Subscription Escrow Agreement (9)

Exhibit 8.2 – Amended and Restated Custody Agreement (5)

(1)Previously filed as an Exhibit to the Company’s Offering Statement on Form 1-A filed with the Commission on June 30, 2017 (File No. 024-10717). .

(2)Previously filed as an Exhibit to the Company’s Annual Report on Form 1-K filed with the Commission on April 29, 2020 (File No. 24R-00102).

(3)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 25 to its Form 1-A filed with the Commission on March 29, 2021 (File No. 024-10717).

(4)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on July 14, 2021 (File No. 024-11584).

(5)Previously filed as an Exhibit to the Company’s Pre-Qualification Amendment No. 1 to its Form 1-A filed with the Commission on October 12, 2021 (File No. 024-10717).

(6)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 1 to its Form 1-A filed with the Commission on November 17, 2021 (File No. 024-10717).

(7)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 2 to its Form 1-A filed with the Commission on November 24, 2021 (File No. 024-11584).

(8)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 3 to its Form 1-A filed with the Commission on November 24, 2021 (File No. 024-11584).

(9)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 5 to its Form 1-A filed with the Commission on December 8, 2021 (File No. 024-11584).

(10)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 7 to its Form 1-A filed with the Commission on February 11, 2022 (File No. 024-11584).

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE COLLECTION, LLC

By: RSE Collection Manager, LLC, its managing member

By: Rally Holdings LLC, its sole member

By: RSE Markets, Inc., its sole member

By: /s/ George J. Leimer

Name: George J. Leimer

Title: Chief Executive Officer

Date: April 22, 2022

Pursuant to the requirements of Regulation A, this report has been signed by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ George J. Leimer Name: George J. Leimer	Chief Executive Officer of RSE Markets, Inc. (Principal Executive Officer)	April 22, 2022

/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	April 22, 2022
RSE COLLECTION MANAGER, LLC By: Rally Holdings LLC, its managing member By: RSE Markets, Inc., its sole member By: /s/ George J. Leimer Name: George J. Leimer Title: Chief Executive Officer	Managing Member	April 22, 2022